Exhibit 10.1
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT MARKED BY [***], HAS BEEN OMITTED BECAUSE MIRATI THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO MIRATI THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.
Execution Version

CLINICAL TRIAL COLLABORATION AND SUPPLY AGREEMENT
This CLINICAL TRIAL COLLABORATION AND SUPPLY AGREEMENT (the “Agreement”) is made and entered into effective as of January 3, 2019 (the “Effective Date”) by and between Mirati Therapeutics, Inc., having a place of business at 9393 Towne Centre Drive Suite 200, San Diego CA 92121 (the “Recipient”), and Bristol-Myers Squibb Company, having a place of business at Route 206 and Province Line Road, Princeton, New Jersey, USA 08543 (“BMS”). The Recipient and BMS are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties.”
PRELIMINARY STATEMENTS

A.
The Recipient desires to conduct, and BMS desires to supply the BMS Study Drug (as defined below) for the conduct of, a Combined Therapy Clinical Trial (as defined below) in accordance with the Protocol (as defined below) therefor and in accordance with the terms of this Agreement.

B.
The Parties desire to agree on various terms and conditions to govern the Parties’ respective rights and obligations in connection with the performance of the Combined Therapy Clinical Trial and the ownership and use of the results of such trial.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
The following terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below. If not listed below, terms with initial letters capitalized and defined elsewhere in places throughout this Agreement shall have the meanings designated in such definitions.
“Adverse Event,” (“AE”) “Serious Adverse Event” (“SAE”) and “Serious Adverse Drug Reaction” (“SADR”) shall have the meanings provided to such terms in the International Conference on Harmonization (“ICH”) guideline for industry on Clinical Safety Data Management (E2A, Definitions and Standards for Expedited Reporting).
“Affiliate” means, with respect to a particular Party, an entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Party. As used in this definition, the term “controls” (with correlative meanings for the terms “controlled by” or “under common control with”) means: (a) that the applicable entity owns, directly or indirectly, more than fifty percent (50%) of the voting stock of the applicable Party, or (b) that the applicable entity otherwise has the actual ability to control and direct the management of the applicable Party, whether by contract or otherwise.
“Agreement” means this Agreement, and includes the Appendices attached hereto, the Supply and Quality Documentation and any and all written amendments of any of the foregoing hereafter executed by the Parties with reference to this Agreement and made part hereof.

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“Applicable Law” means all applicable laws, rules and regulations (whether federal, state or local) that may be in effect from time to time, including current Good Clinical Practices (GCP), Good Laboratory Practices (GLP) and Good Manufacturing Practices (GMP).
“Arbitration Matter” means any disputed matter or issue between the Parties that relates to or arises out of the validity, interpretation or construction of, or the compliance with or breach of, this Agreement; provided that such disputed matter or issue has been referred to, but not resolved by, the Executive Officers as set forth in Section 13.3. For clarity, no Publication Dispute, or any matter requiring (by the terms of this Agreement) mutual agreement of both Parties shall be an Arbitration Matter.
“BeiGene-Recipient Agreements” means that certain Collaboration and License Agreement between BeiGene, Ltd, MethylGene Inc., and Recipient dated as of January 7, 2018, as amended from time to time, and agreements between BeiGene and Recipient and/or MethylGene Inc, and their Affiliates relating thereto that may be in effect from time to time.
“BeiGene Territory” means the countries listed in Appendix A of this Agreement.
“BMS Class Drug” means (i) the BMS Study Drug, and (ii) any other antibody that is designed to and does selectively bind to PD-1 or PD-L1.
“BMS Indemnitees” shall have the meaning set forth in Section 11.2.
“BMS Independent Patent Right” means a Patent Right that: (a) is Controlled by BMS (or any of its Affiliates) (i) as of the Effective Date, or (ii) during the Term that claims an invention that was conceived or first reduced to practice through activities other than those performed pursuant to this Agreement, and (b) Covers the use (whether alone or in combination with other agents), manufacture, formulation or composition of matter of the BMS Study Drug.
“BMS Regulatory Documentation” means any Regulatory Documentation of BMS (or its Affiliate) pertaining to the BMS Study Drug that exists as of the Effective Date or that is created during the Term through efforts outside this Agreement.
“BMS Study Data” shall have the meaning set forth in Section 8.1.
“BMS Study Drug” means BMS’ proprietary anti-PD-1 monoclonal antibody product known as Opdivo® (nivolumab).
“BMS Study Invention” means any Study Invention that pertains to: (a) the composition of matter of the BMS Study Drug (and not the Recipient Study Drug), (b) a method of manufacture or formulation or administration, including dosing, of the BMS Study Drug (and not the Recipient Study Drug) as a Single Agent Compound (and for clarity, not with respect to the Combined Therapy), and/or (c) a method of use of the BMS Study Drug (and not the Recipient Study Drug) as a monotherapy or as used with other agents, antibodies or compounds (other than a Study Invention pertaining to use with the Recipient Study Drug).
“BMS Study Patent Right” means any Patent Right that Covers a BMS Study Invention (and not a Recipient Study Invention or Combined Therapy Invention), excluding BMS Independent Patent Rights and BMS Technology. For avoidance of doubt, any Patent Rights that Cover both (a) a BMS Study Invention and (b) any other type of Study Invention is included within the Combined Therapy Patent Rights and is not within the BMS Study Patent Rights.

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“BMS Technology” means all Technology that is (a) Controlled by BMS (or its Affiliates) (i) as of the Effective Date, or (ii) during the Term and created through efforts outside of this Agreement, (b) related to the BMS Study Drug or the Combined Therapy, and (c) reasonably needed for the conduct of the Combined Therapy Clinical Trial and/or for Recipient to exercise the rights that are granted to Recipient under this Agreement. For clarity, all Study Inventions, Study Data, and Combined Therapy Clinical Trial Regulatory Documentation are excluded from the term BMS Technology.
“Breaching Party” shall have the meaning set forth in Section 12.2(a).
“Business Day” means a day other than Saturday, Sunday or a Federal holiday on which commercial banks located in New York, NY are authorized or obligated by U.S. federal law to be closed.
“CDA” shall have the meaning set forth in Section 9.1(a).
“Clinical Hold” means that (a) the FDA has issued an order to a Party pursuant to 21 CFR §312.42 to delay a proposed clinical investigation or to suspend an ongoing clinical investigation of the Combined Therapy or such Party’s Single Agent Compound in the United States or (b) a Regulatory Authority other than the FDA has issued an equivalent order to that set forth in (a) in any other country or group of countries.
“Combined Therapy” means a therapy using the Recipient Study Drug and the BMS Study Drug in combination.
“Combined Therapy Clinical Trial” means the human clinical trial using the Recipient Study Drug and the BMS Study Drug, which will be conducted by Recipient pursuant to this Agreement and the Protocol.
“Combined Therapy IND” shall have the meaning set forth in Section 2.1(b).
“Combined Therapy Invention” means any Invention that is not a Recipient Study Invention or a BMS Study Invention.
“Combined Therapy Patent Right” means any Patent Right that Covers a Combined Therapy Invention or Combined Therapy Study Data. For clarity, the BMS Independent Patent Rights and Recipient Independent Patent Rights are excluded from the term Combined Therapy Right.
“Combined Therapy Clinical Trial Regulatory Documentation” means any Regulatory Documentation submitted by or on behalf of Recipient for the conduct of the Combined Therapy Clinical Trial, but excluding (a) any Recipient Regulatory Documentation and (b) any BMS Regulatory Documentation.
“Combined Therapy Study Data” shall have the meaning set forth in Section 8.2.
“Commercially Reasonable Efforts” means, with respect to a Party, the level of effort and resources normally devoted by such Party to conduct or support the conduct (including manufacturing and supply of clinical materials) of a clinical trial for a biopharmaceutical product or compound that is owned by it or to which it has rights, which is of similar market potential, profit potential and strategic value and at a similar stage in its development or product life, based on conditions then prevailing.
“Confidential Information” shall have the meaning set forth in Section 9.1(a).
“Control” or “Controlled” means, with respect to particular Technology or intellectual property, that the applicable Party owns or has a license to such Technology or intellectual property (other than solely by a license granted to such Party by the other Party under this Agreement) and has the ability to grant a

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right, license or sublicense to the other Party as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.
“Cover” means, with respect to a particular Patent Right and a particular Technology, that the practice by an unauthorized Person of such Technology (including, but not limited to, the manufacture, use or sale of such Technology) would infringe a claim included in such Patent Right, or in the case of a Patent Right that is a patent application (i.e., that has not issued as a patent), would infringe a claim in such patent application if it were to issue as a patent. “Covered” or “Covering” shall have correlative meanings.
“CRO” means any Third Party contract research organization used to conduct or assist in the conduct of the Combined Therapy Clinical Trial, including laboratories and Third Parties used to maintain the safety database from the Combined Therapy Clinical Trial, but, for clarity, excluding the Trial Sites.
“Cure Period” shall have the meaning set forth in Section 12.2(a).
“[***]” means [***].
“[***] Assay” means the [***] assay.
“Date of First Receipt” means, with respect to a Party, the date on which any employee of such Party, its Affiliates or its Third Party subcontractors first becomes aware of applicable safety-related information.
“Designated Clinical Contact” shall have the meaning set forth in Section 2.3.
“Designated Supply Contact” shall have the meaning set forth in Section 4.7.
“Dispute” shall have the meaning set forth in Section 13.3(b).
“Effective Date” shall have the meaning set forth in the preamble to this Agreement.
“Executive Officers” means the Chief Business Officer of the Recipient and the Head of Oncology Development of BMS (or their respective designees).
“FDA” means the United States Food and Drug Administration, or any successor agency having the same or similar authority.
“Final Study Report” shall have the meaning ascribed to such term in Section 3.4.
“Final Results Date” means the date that the Results have been delivered to BMS hereunder.
“Global Safety Database” means the database containing Adverse Events, Serious Adverse Events, Serious Adverse Drug Reactions and pregnancy reports for the Combined Therapy, and shall be the authoritative data source for regulatory reporting and responding to regulatory queries with respect to the Combined Therapy Clinical Trial.
“Good Clinical Practices” or “GCP” means, as to the United States and the European Union, applicable good clinical practices as in effect in the United States and the European Union, respectively, during the Term and, with respect to any other jurisdiction, clinical practices equivalent to good clinical practices as then in effect in the United States or the European Union.
“Good Laboratory Practices” or “GLP” means, as to the United States and the European Union, applicable good laboratory practices as in effect in the United States and the European Union, respectively,
[***] = Certain Confidential Information Omitted

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during the Term and, with respect to any other jurisdiction, laboratory practices equivalent to good laboratory practices as then in effect in the United States or the European Union.
“Good Manufacturing Practices” or “GMP” means, as to the United States and the European Union, applicable good manufacturing practices as in effect in the United States and the European Union, respectively, during the Term and, with respect to any other jurisdiction, manufacturing practices equivalent to good manufacturing practices as then in effect in the United States or the European Union.
“ICF” shall have the meaning set forth in Section 5.1(f).
“IND” means (a) an Investigational New Drug Application as defined in the United States Food, Drug and Cosmetic Act, as amended, and regulations promulgated thereunder, or any successor application or procedure required to initiate clinical testing of a drug in humans in the United States, (b) a counterpart of such an Investigational New Drug Application that is required in any other country before beginning clinical testing of a drug in humans in such country, including, for clarity, a “Clinical Trial Application” in the European Union, and (c) all supplements and amendments to any of the foregoing.
“Indemnify” shall have the meaning set forth in Section 11.1.
“Infringe” and “Infringement” means any infringement, or written allegation of infringement, by a Third Party, of applicable Patent Rights.
“IRB” means an Investigational Review Board or Ethics Committee (or similar body in a given country).
“Licensee” shall have the meaning set forth in Section 1.1(b).
“Losses” shall have the meaning set forth in Section 11.1.
“Manufacture” or “Manufacturing” means manufacturing, processing, formulating, packaging, labeling, holding (including storage), and quality control testing of a Single Agent Compound or the Combined Therapy, in each case so as to be suitable for use in the Combined Therapy Clinical Trial under Applicable Law.
“Material Safety Issue” means a Party’s reasonable, good faith belief that there is an unacceptable risk for harm in humans based upon: (a) pre‑clinical safety data, including data from animal toxicology studies, or (b) the observation of Serious Adverse Events in humans after the Recipient Study Drug or the BMS Study Drug, either as a Single Agent Compound or in combination with another pharmaceutical agent (including as the Combined Therapy), has been administered to or taken by humans, such as during the Combined Therapy Clinical Trial.
“NDA” means (a) any new drug application or biologics license application filed with the FDA, or any successor application or procedure required to introduce a drug or biologic into commerce in the United States, (b) a counterpart of such a new drug application or biologics license application that is required in any other country before beginning the commercialization of a drug or a biologic in humans in such country, and (c) all supplements and amendments to any of the foregoing.
“Non-Breaching Party” shall have the meaning set forth in Section 12.2(a).
“Officials” shall have the meaning set forth in Section 10.9.
“Ono” means Ono Pharmaceutical Co., Ltd.

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“Ono-BMS Agreements” means those certain Collaboration Agreements between BMS and Ono dated as of September 20, 2011 and as of July 23, 2014, as amended from time to time, and agreements between Ono and BMS and their Affiliates relating thereto that may be in effect from time to time.
“Ono Territory” means Japan, South Korea and Taiwan.
“Operational Matters” shall have the meaning set forth in Section 5.1.
“Party” or “Parties” shall have the meaning set forth in the preamble to this Agreement.
“Patent Right” means any (a) United States or foreign patent, (b) United States or foreign patent application, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, and renewals (and all foreign equivalents of any of the foregoing), and all patents issued or granted on any such patent application, (c) United States or foreign patents-of-addition, reissues, reexaminations (including ex parte reexaminations, inter partes reviews, inter partes reexaminations, post grant reviews and supplemental examinations) and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates, patent term extensions and adjustments, or the equivalents thereof, and all foreign equivalents thereof, and (d) any other form of government-issued right substantially similar to any of the foregoing.
“Payment” shall have the meaning set forth in Section 10.9.
“Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.
“Personal Data” means any information relating to an identified or identifiable natural person.
“POTV” shall have the meaning set forth in Section 9.6(a).
“Prosecute” means to prepare, file and prosecute any and all applications for Patent Rights (and including any proceedings relating to such prosecution, including reissues, reexaminations, protests, interferences, oppositions, post-grant reviews or similar proceedings and requests for patent extensions, and all foreign equivalents of any of the foregoing). The term “Prosecution” shall have the corresponding meaning.
“Protocol” means the clinical trial protocol, for the clinical trial on the Combined Therapy to be conducted by Recipient under this Agreement, prepared by Recipient as provided in this Agreement, and as such protocol may be amended, update or modified by Recipient from time to time in accordance with this Agreement. The draft for such protocol as of the Effective Date is attached as Appendix B of this Agreement.
“Publication Dispute” shall have the meaning set forth in Section 9.5(b).
“Quarter” means a calendar quarter.
“Recipient Class Drug” means (i) the Recipient Study Drug, and (ii) any other small molecule antagonist that is designed to and does selectively bind to and inhibit VEGF and Tyro/Axl/Mer in a physiologically meaningful manner comparable to the Recipient Study Drug.
“Recipient Indemnitees” shall have the meaning set forth in Section 11.1.

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“Recipient Independent Patent Right” means any Patent Right (a) that is Controlled by Recipient or a Recipient Affiliate (i) as of the Effective Date, or (ii) during the Term that claims an invention that was conceived or first reduced to practice through activities other than those performed pursuant to this Agreement, and (b) that Covers the use (either alone or in combination with other agents), manufacture, formulation or composition of matter of the Recipient Study Drug.
“Recipient Regulatory Documentation” means any and all Regulatory Documentation of Recipient pertaining to the Recipient Study Drug that exists as of the Effective Date or that is created during the Term through efforts outside this Agreement.
“Recipient Study Data” shall have the meaning set forth in Section 8.2.
“Recipient Study Drug” means the Recipient’s proprietary sitravatinib compound, including salts thereof and any drug candidate or product containing such compound.
“Recipient Study Invention” means any Study Invention that pertains to: (a) the composition of matter of the Recipient Study Drug (and not the BMS Study Drug), (b) method of manufacture or formulation or administration, including dosing, of the Recipient Study Drug (and not the BMS Study Drug) as a Single Agent Compound, or (c) a method of use of the Recipient Study Drug (and not the BMS Study Drug) as a monotherapy or as used in combination with other agents, antibodies or compounds (other than use with the BMS Study Drug.
“Recipient Study Patent Right” means any Patent Right that Covers a Recipient Study Invention (and not a BMS Study Invention or a Combined Therapy Invention), excluding Recipient Independent Patent Rights and Recipient Technology. For avoidance of doubt, any Patent Right that Covers both (a) a Recipient Study Invention and (b) any other type of Study Invention is included within the Combined Therapy Patent Rights.
“Recipient Technology” means all Technology (a) that is Controlled by the Recipient (or its Affiliates) (i) as of the Effective Date, or (ii) during the Term and created through efforts outside of this Agreement, and (b) that is related directly to the Recipient Study Drug or the Combined Therapy, and (c) that is reasonably needed for the conduct of the Combined Therapy Clinical Trial and for BMS to exercise the rights granted to BMS under this Agreement. For clarity, all Study Inventions, Study Data, and Combined Therapy Clinical Trial Regulatory Documentation are excluded from the term Recipient Technology.
“Regulatory Authority” means the FDA or any governmental authority outside the United States (whether supranational, national, federal, provincial and/or local) that is the counterpart to the FDA, including the European Medicines Agency for the European Union.
“Regulatory Documentation” means, with respect to a Party’s Single Agent Compound, all submissions to Regulatory Authorities in connection with the development (including seeking regulatory approval or registration) of such Single Agent Compound, as applicable, including all INDs and amendments thereto, NDAs and amendments thereto, drug master files, correspondence with regulatory agencies, periodic safety update reports, adverse event files, complaint files, inspection reports and manufacturing records, in each case together with all supporting documents (including documents that include clinical data).
“Results” shall have the meaning set forth in Section 9.5(b).
“Right of Cross-Reference” means, with regard to a Party, a grant of rights (including to or through another party) that allows the applicable Regulatory Authority in a country to have access to relevant information (by cross-reference, incorporation by reference or otherwise) contained in Regulatory

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Documentation (and any data contained therein) filed with such Regulatory Authority by or on behalf of the other Party (or its Affiliate) with respect to the other Party’s Single Agent Compound (and, in the case of BMS, the Right of Cross-Reference to the Combined Therapy IND), only to the extent reasonably needed for the conduct of the Combined Therapy Clinical Trial in such country or as otherwise expressly permitted or required under this Agreement to enable a Party to exercise its rights or perform its obligations hereunder, and, except as to information contained in the Combined Therapy IND pertaining to the Combined Therapy, without the disclosure of such information to such Party.
“Safety Issue” means any information suggesting an emerging safety concern or possible change in the risk-benefit balance for the BMS Study Drug, including information on a possible causal relationship between an Adverse Event and a drug, the relationship being unknown or incompletely documented previously.
“Safety Signal” means information arising from one or multiple sources, including observations and experiments, which suggests a new potentially causal association, or a new aspect of a known association between an intervention and an event or set of related events, either adverse or beneficial, that is judged to be of sufficient likelihood to justify verificatory action.
“Sample” means a biological specimen collected under the Combined Therapy Clinical Trial from a study subject in such trial (including fresh and/or archived tumor samples, serum, peripheral blood mononuclear cells, plasma, and whole blood for RNA and DNA sample isolation).
“Shortage” shall have meaning set forth in Section 4.5.
“Single Agent Compound” or “Compound” means: (a) with respect to the Recipient, the Recipient Study Drug, as monotherapy, and (b) with respect to BMS, the BMS Study Drug, as monotherapy.
“Sponsor” means an applicant or holder of clinical studies applications/notifications.
“Study Data” means: (a) the actual raw results, records and data of the Combined Therapy Clinical Trial, including the case report forms (CRFs) for such study and all raw data as recorded in such CRFs; (b) all information relating to adverse events resulting from the Combined Therapy Clinical Trial, including all reports of Adverse Events, Serious Adverse Events, and Serious Adverse Drug Reactions; (c) all analyses of the raw results of the Combined Therapy Clinical Trial conducted using the statistical analysis plan and any bioanalysis plan pursuant to or set forth in the Protocol (or as otherwise agreed to by the Parties); and (d) the Final Study Report, the periodic reports (e.g. quarterly), and all other reports of the results of the Combined Therapy Clinical Trial or the analyses of such results prepared under this Agreement in accordance with the Protocol prior to the completion of the Final Study Report.
“Study Invention” means any Technology, whether or not patentable, that is made, conceived, or first actually reduced to practice by, for or on behalf of a Party, or by, for or on behalf of the Parties together, including by or with a Third Party in the performance of the Combined Therapy Clinical Trial, (a) pursuant to, in relation to, or in connection with the conduct of the Combined Therapy Clinical Trial to be conducted under this Agreement (including the analysis of the Study Data in connection with preparing the final study report for such trial, or (b) by the use of Study Data, but excluding in each case all Study Data.
“Sunshine Laws” shall have the meaning set forth in Section 9.6(c).
“Supply and Quality Documentation” shall have the meaning set forth in Section 4.3.
“Technology” means know-how, inventions, discoveries, trade secrets, knowledge, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, data and

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results not generally known to the public (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and know-how, including study designs and protocols), and all other information, in all cases, whether or not patentable, in written, electronic or any other form now known or hereafter developed and materials, including Regulatory Documentation.
“Term” shall have the meaning set forth in Section 12.1.
“Territory” means all countries and territories in the world excluding those in the Ono Territory and the BeiGene Territory.
“Third Party” means any Person or entity other than the Recipient and BMS and their respective Affiliates.
“Third Party Claim” shall have the meaning set forth in Section 11.1.
“Third Party License Payments” means any payments (e.g., upfront payments, milestones, royalties) due to any Third Party under license agreements or other written agreements granting rights to intellectual property owned or controlled by such Third Party to the extent that such rights are necessary for (a) the making, using or importing of a Party’s Single Agent Compound for the conduct of the Combined Therapy Clinical Trial, or (b) the conduct of the Combined Therapy Clinical Trial.
“Third Party Study Costs” shall have the meaning set forth in Section 7.2.
“Trial Site” means a clinical site at which the Combined Therapy Clinical Trial is conducted on study subjects in such trial.
ARTICLE 2
SCOPE
2.1    Scope.
(a)    The Recipient will use Commercially Reasonable Efforts to conduct the Combined Therapy Clinical Trial in accordance with the Protocol and the terms of this Agreement. The Recipient shall be solely responsible for the content of the Protocol; provided that: (i) the Recipient will notify BMS of any proposed amendments to the draft Protocol attached as Appendix A to this Agreement (or to the final Protocol initially approved by an IRB) and the Recipient will consider any comments provided by BMS regarding the proposed amendments (it being understood that the Parties will endeavor to set forth in writing the circumstances (e.g., administrative matters) where the Recipient may make specific Protocol amendments without the need for BMS to review and comment), and (ii) any changes to the draft Protocol attached as Appendix A (or to the final Protocol initially approved by an IRB) that pertain to the administration of the BMS Study Drug must be reviewed and expressly approved by BMS in writing (such approval not to be unreasonably withheld) or the change may not be implemented; provided however that BMS shall have [***] from the date on which the Recipient provides the applicable Protocol amendment to BMS to provide any comments to the Recipient concerning the proposed amendment, and, as to changes covered by subsection (ii) above, to approve or reject approval of such proposed change, and if such change is not expressly disapproved by BMS within such period, Recipient may amend the protocol accordingly, and such change shall be deemed to have been approved by BMS for purposes of Recipient’s compliance with this Section 2.1(a).

[***] = Certain Confidential Information Omitted

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(b)    The Combined Therapy Clinical Trial shall be conducted under a combination IND, for which the Recipient will be the Sponsor of record (the “Combined Therapy IND”), and shall be conducted only in the Territory. The Recipient shall be the sole holder of all legal interests in the Combined Therapy IND; provided, however, that the Recipient may not grant any Third Party any Right of Cross-Reference with respect to any portion of the Combined Therapy IND pertaining to BMS’s Single Agent Compound for use as monotherapy or for use in combination with any molecules, agents, antibodies or compounds other than with the Recipient Study Drug.
(c)    BMS will make its current package insert for the BMS Study Drug in the Territory available to the Recipient and will provide Recipient any updates thereto at the same time as the same are made publicly available.
(d)    If the Recipient and BMS agree that Recipient reasonably needs access to the investigator’s brochure for the BMS Study Drug in order for a Trial Site to conduct the Combined Therapy Clinical Trial, then (i) BMS will provide the current version of its Investigator Brochure to the Recipient promptly and (ii) will thereafter, until the conclusion of the Combined Therapy Clinical Trial, provide to the Recipient, upon reasonable request, the latest investigator’s brochure for the BMS Study Drug or any amendments thereto in accordance with BMS’s customary practices for same. The Recipient shall, and shall require that each applicable Trial Site for the Combined Therapy Clinical Trial shall, use any such data provided pursuant to this Section 2.1(d) solely (A) to evaluate the safety and efficacy of the BMS Study Drug and the Combined Therapy for use in Combined Therapy Clinical Trial, (B) to meet any regulatory requirements pertaining to the conduct of the Combined Therapy Clinical Trial, and (C) to enable the Recipient to draft and update as necessary the investigator’s brochure for the Combined Therapy Clinical Trial. The Recipient will ensure that the applicable Trial Sites for the Combined Therapy Clinical Trial are obligated to protect such information and disclosures as set forth in Article 9. The Recipient’s right to use the investigator’s brochure provided by BMS shall terminate upon the expiration or termination of the Combined Therapy Clinical Trial and shall not be used for purposes of conducting any other clinical studies.
(e)    If reasonably required and requested in writing by the Recipient, BMS shall provide Rights of Cross-Reference to its existing Regulatory Documentation for BMS’s Single Agent Compound for those countries in the Territory where the Combined Therapy Clinical Trial will be conducted solely as reasonably needed to allow the Combined Therapy Clinical Trial to be conducted under the Combined Therapy IND in each applicable country; provided that such Right of Cross-Reference shall terminate upon the expiration or termination of this Agreement and shall not be used for purposes of conducting any other clinical studies, except (a) as set forth in Section 3.1(b) and Section 8.3, and (b) that, in the case of termination for a Material Safety Issue pursuant to Section 12.4, such Rights of Cross-Reference shall remain in effect solely (i) to the extent necessary to permit the Recipient to comply with any outstanding obligations required by a Regulatory Authority and/or Applicable Law or (ii) as necessary to permit the Recipient to continue to dose subjects enrolled in the Combined Therapy Clinical Trial through completion of the Protocol if required by the applicable Regulatory Authority(ies) and/or Applicable Laws.
(f)    If PD-L1 biomarker testing is required by the Protocol, the Recipient agrees to use the commercially available [***] Assay to perform such testing.
(g)    The Recipient shall refer to the applicable BMS Study identification number in all Combined Therapy Clinical Trial reports, reports of Serious Adverse Events, BMS Study Drug requests, and all other material submissions or communications to BMS relating to the Protocol.

[***] = Certain Confidential Information Omitted

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2.2	Adverse Event Reporting.
(a)    This Section 2.2 shall govern safety reporting arising from the Combined Therapy Clinical Trial. The Recipient will manage all drug safety reporting activities for the Combined Therapy Clinical Trial.
(b)    The Recipient will forward to BMS at the contact information below via fax or secure e-mail in a format to be agreed to by the Parties all fatal or life threatening SAE reports arising in the Combined Therapy Clinical Trial within [***] of Date of First Receipt of such report, and all other SAE reports, reports of exposure during pregnancy (maternal and paternal) and reports of suspected transmission of an infectious agent via the BMS Study Drug or Combined Therapy within [***] of Date of First Receipt, in each case for the BMS Study Drug and the Combined Therapy administered in the Combined Therapy Clinical Trial.

BMS – Adverse Event Reporting Contact
E-mail	[***]
Fax	[***]
Acknowledgment of ICSR receipt:	[***]

(c)    Each Party shall collect, use and disclose Personal Data obtained in the course of performing the pharmacovigilance activities under this Section 2.2 solely for the purposes of complying with the regulatory obligations as described in this Agreement, or as otherwise required by Applicable Law or by a court order. Both Parties will use electronic, physical, and other safeguards appropriate to the nature of the information to prevent any use or disclosure of Personal Data other than as provided for by this Agreement and permitted under the ICF. Both Parties will also take reasonable precautions to protect such Personal Data from accidental, unauthorized, or unlawful alteration or destruction. Each Party will notify the other Party promptly of any accidental, unauthorized, or unlawful destruction, loss, alteration, or disclosure of, or access of such Personal Data.
(d)    The Recipient will promptly make available to BMS upon request such records that the Recipient Controls as is needed or useful for BMS to perform medical assessment of any Adverse Event associated with the use of the BMS Study Drug or Combined Therapy reported during the Combined Therapy Clinical Trial that is forwarded to BMS under this Agreement. The Recipient will designate a single point of contact within its organization (and will provide to BMS the email address of such point of contact prior to the start of the Combined Therapy Clinical Trial) for any pharmacovigilance-related follow-up questions that BMS would have as to such Adverse Events.
(e)    The Recipient shall perform case level reconciliation to confirm that BMS has received all reports required under this Agreement. The Recipient shall e-mail [***] to request a reconciliation report for the Combined Therapy Clinical Trial. The Recipient shall reconcile the cases identified as being transmitted to BMS on BMS’s reconciliation report and those contained in the Combined Therapy Clinical Trial database. The Recipient shall send missing case-level events to BMS Global Pharmacovigilance at [***] or by fax at [***]. The Recipient shall perform such reconciliation every [***], unless otherwise agreed by BMS in writing.
(f)    As Sponsor, the Recipient will be responsible for submitting all applicable Individual Case Safety Reports (ICSRs) and aggregate report submissions to Regulatory Authorities for the Combined Therapy Clinical Trial. The Recipient will provide BMS with the final version of any aggregate
[***] = Certain Confidential Information Omitted

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report at the time of submission. The Recipient will also submit appropriate safety letters or safety reports to study investigators, the reviewing IRB and authorized Regulatory Authorities in accordance with Applicable Law.
(g)    In the event that BMS produces any Development Safety Update Report (“DSUR”) in respect to the BMS Study Drug, BMS will provide to the Recipient upon request, and for the duration of the Combined Therapy Clinical Trial, copies of the executive summary and any line listings of Serious Adverse Drug Reactions extracted from the final DSUR for information purposes only and to assist the Recipient in generation of their own clinical trial aggregate report, where applicable. The Recipient agrees not to forward such BMS DSUR sections to any Third Party, except to its Affiliates, consultants, advisors and contractors under obligations of confidentiality for generation of such a clinical trial aggregate report.
(h)    If the Recipient determines there is a significant Safety Issue or significant Safety Signals arising in the Combined Therapy Clinical Trial that may be associated with the BMS Study Drug or Combined Therapy, the Recipient will disclose such information to BMS promptly after such determination.
(i)    BMS will ensure that any urgent Safety Issues or Safety Signals relating to the BMS Study Drug are communicated to the Recipient promptly after such determination.
2.3    Clinical Study Designated Contact. Each Party will designate an employee within its organization (the “Designated Clinical Contact”) who will coordinate and/or facilitate:
(a)    the review of Protocol amendments submitted by the Recipient for BMS approval and with whom comments thereon may be discussed;
(b)    any BMS clinical and regulatory responsibilities and communications regarding the Combined Therapy Clinical Trial;
(c)    internal BMS review of any document or regulatory communication and the provision of any BMS comments; and
(d)    discussion of any other topics or issues relating to the Combined Therapy Clinical Trial requested by the Recipient or BMS.
2.4    Conduct. Each Party shall use Commercially Reasonable Efforts to (a) perform and fulfill its respective activities and obligations under the Combined Therapy Clinical Trial and this Agreement on a timely basis and in an effective manner consistent with prevailing standards, (b) supply the quantities of its Compound in accordance with Article 4 as needed to conduct the Combined Therapy Clinical Trial on a timely basis, and, in the case of the Recipient, package and deliver same to study sites on a timely basis, and (c) in the case of the Recipient, conduct and complete the Combined Therapy Clinical Trial on a timely basis in accordance with the Protocol and Third Party agreements relating thereto, and provide sufficient resources, funding and personnel to conduct and perform the Combined Therapy Clinical Trial on a timely basis in accordance with the Protocol for same and the terms of this Agreement. Each Party shall perform its duties and obligations in relation to the Combined Therapy Clinical Trial in accordance with Applicable Law, including GCP, GLP and GMP as applicable.

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ARTICLE 3
LICENSE GRANTS
3.1    Grants by BMS.
(a)    BMS hereby grants, and shall cause its Affiliates to grant (effective as of the Effective Date), to Recipient and Recipient’s Affiliates a non-exclusive, non-transferable, royalty-free license (with the right to sublicense solely pursuant to the terms of and subject to the limitations of Section 3.3) under the BMS Independent Patent Rights, BMS Technology and BMS Regulatory Documentation to use the BMS Study Drug in research and development, in the Territory, solely to the extent reasonably needed to conduct the Combined Therapy Clinical Trial subject to and in accordance with the terms and conditions of this Agreement.
(b)    BMS hereby grants, and shall cause its Affiliates to grant (effective as of the Effective Date), to Recipient and Recipient’s Affiliates a non-exclusive, irrevocable, sublicensable (through multiple tiers of sublicensees), and subject to the terms of Section 3.3(b)), royalty-free license, in the Territory, under the BMS Independent Patent Rights, BMS Technology and BMS Regulatory Documentation solely in the Territory (i) to seek and maintain Regulatory Approvals of the Recipient Study Drug, and (ii) upon any such Regulatory Approval, to market and promote the Recipient Study Drug solely for use in the Combined Therapy in any manner that is consistent with the Regulatory Approval for the Recipient Study Drug, which license to market and promote shall survive any expiration or termination of this Agreement. The rights granted under this Section 3.1(b) include Rights of Cross-Reference to the relevant BMS Regulatory Documentation solely to the extent reasonably needed for obtaining, and solely for the purpose to obtain, Regulatory Approval in the Territory for the Recipient Study Drug for use in a Combined Therapy based upon a Combined Therapy Clinical Trial (which Rights of Cross-Reference shall survive any expiration or termination of this Agreement). With respect to such Rights of Cross-Reference, BMS shall reasonably assist and cooperate with Recipient to effect such Rights of Cross-Reference, including by making written authorizations and other filings with the applicable Regulatory Authority as reasonably needed to effect or implement such Rights of Cross-Reference. For avoidance of doubt, (A) no rights are granted under this Section 3.1(b) outside of the Territory, (B) no rights are granted except for use of the Recipient Study Drug in a Combined Therapy (i.e., use of the Recipient Study Drug in combination with the BMS Study Drug), with no rights being granted for the use of any other compound or therapeutic agent other than the Recipient Study Drug as part of a combination with the BMS Study Drug and (C) no rights are granted with respect to the BMS Study Drug as a monotherapy or in combination with any other compound or therapeutic agent.
3.2    Grants by Recipient.
(a)    Recipient hereby grants, and shall cause its Affiliates to grant (effective as of the Effective Date), to BMS and BMS’ Affiliates a non-exclusive, non-transferable, royalty-free license (with the right to sublicense solely pursuant to the terms of and subject to the limitations of Section 3.3), under the Recipient Independent Patent Rights, Recipient Technology and Recipient Regulatory Documentation to use the Recipient Study Drug in research and development, in the Territory, solely to the extent reasonably needed to conduct the Combined Therapy Clinical Trial subject to and in accordance with the terms and conditions of this Agreement.
(b)    Recipient hereby grants, and shall cause its Affiliates to grant (effective as of the Effective Date), to BMS and BMS’s Affiliates a non-exclusive, sublicensable (through multiple tiers of sublicensees, and subject to the terms of Section 3.3(b)), irrevocable, royalty-free license under the Recipient Independent Patent Rights, Recipient Technology and Recipient Regulatory Documentation solely in the Territory (i) to seek and maintain Regulatory Approvals of the BMS Study Drug, and (ii) upon

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any such Regulatory Approval, to market and promote the BMS Study Drug solely for use in the Combined Therapy in any manner that is consistent with the Regulatory Approval for the BMS Study Drug, which license to market and promote shall survive any expiration or termination of this Agreement. The rights granted under this Section 3.2(b) include Rights of Cross-Reference to the relevant Recipient Regulatory Documentation solely to the extent reasonably needed to obtain, and solely for the purpose to obtain, Regulatory Approval in the Territory for the BMS Study Drug for use in a Combined Therapy based upon a Combined Therapy Clinical Trial (which Rights of Cross-Reference shall survive any expiration or termination of this Agreement). With respect to such Rights of Cross-Reference, Recipient shall reasonably assist and cooperate with BMS to effect such Rights of Cross-Reference, including by making written authorizations and other filings with the applicable Regulatory Authority reasonably needed to effect such Rights of Cross-Reference. For avoidance of doubt, (A) no rights are granted under this Section 3.2(b) outside of the Territory, (B) no rights are granted except for use of the BMS Study Drug in a Combined Therapy (i.e., use of the BMS Study Drug in combination with the Recipient Study Drug), with no rights being granted for the use of any other compound or therapeutic agent other than the BMS Study Drug as part of a combination with the Recipient Study Drug, and (C) no rights are granted with respect to the Recipient Study Drug as a monotherapy or in combination with any other compound or therapeutic agent.
3.3    Sublicensing.
(a)    (i) Either Party shall have the right to grant sublicenses under the licenses granted to it under Sections 3.1(a) and 3.2(a) (as applicable), to Affiliates and to Third Parties (including Trial Sites), if reasonably needed for an Affiliate or such Third Party to perform its duties with respect to the conduct of the Combined Therapy Clinical Trial, solely as reasonably needed to assist the Recipient in carrying out its responsibilities with respect to the Combined Therapy Clinical Trial, and (ii) Recipient shall have the right to grant sublicenses to Trial Sites under the BMS Study Inventions and BMS Study Patent Rights for non-commercial, internal research and teaching purposes and for patient care purposes.
(b)    With regard to any sublicenses made under this Agreement as permitted hereunder, (i) the sublicensees, except Affiliates (so long as they remain Affiliates), shall be subject to written agreements that bind such sublicensees to obligations that are consistent with such Party’s applicable obligations under this Agreement including confidentiality and non-use provisions no less restrictive than those set forth in herein, and provisions regarding intellectual property that ensure that the Parties will have the rights provided under this Agreement to any intellectual property [***], (ii) except [***], each sublicensing Party shall provide written notice to the other Party of any such sublicense and shall consider in good faith the reasonable input of the other Party with respect to the proposed sublicensee; and (iii) each sublicensing Party shall remain liable to the other Party for all actions of its sublicensees.
3.4    Negotiation Period. Promptly after completion of the Combined Therapy Clinical Trial, Recipient shall provide BMS with a final report pertaining to the Study Data resulting from the Combined Therapy under the Combined Therapy Clinical Trial (“Final Study Report”). Commencing on the date that BMS receives the Final Study Report and for a subsequent period of [***] (the “Negotiation Period”) BMS will have the right to negotiate (but subject to the terms of Section 3.5) with Recipient in good faith the terms of a commercial agreement related to development and commercialization of the Recipient Study Drug in the Territory (the “Definitive Commercial Agreement”). The Negotiation Period may be extended upon mutual written agreement by the Parties. During the Negotiation Period, Recipient will not negotiate with Third Parties for development or commercialization rights to the Recipient Study Drug in the Territory. Should the Parties not agree to all the material terms of such a Definitive Commercial Agreement, [***], within the Negotiation Period, Recipient shall thereafter be free to negotiate and enter into a license or any other type of transaction with a Third Party regarding the Recipient Study Drug in the Territory (or any part thereof).
[***] = Certain Confidential Information Omitted

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3.5    BMS’ and Recipient’s Rights in Third Party Negotiations. [***]. If the Parties do not execute such license agreement [***] Recipient [***] may enter into an agreement with Third Parties granting such development and commercialization rights to the Recipient Study Drug in the Territory (or part thereof).
3.6    No Implied Licenses. Except for the rights as specifically and expressly granted and set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any intellectual property of the other Party, including Confidential Information disclosed to it under this Agreement or under any Patent Rights Controlled by the other Party or its Affiliates.

ARTICLE 4
MANUFACTURE AND SUPPLY
ARTICLE 44.1        Recipient Study Drug Manufacture and Supply.
(a)    The Recipient shall be responsible, at its sole costs and expense, for manufacturing, packaging and labeling (or having manufactured, packaged or labeled) GMP-grade quantities of the Recipient Study Drug, as well as obtaining any other drug (other than the BMS Study Drug provided by BMS pursuant to Section 4.2) required for the conduct of the Combined Therapy Clinical Trial, and shall package and label if and as required by the Protocol and/or applicable Regulatory Authorities all drugs (including the BMS Study Drug) used in the Combined Therapy Clinical Trial, on a timely basis and in accordance with applicable specifications as required for the conduct of the Combined Therapy Clinical Trial. The Recipient Study Drug shall be manufactured in accordance with Applicable Law (including GMP) and shall be of similar quality to the Recipient Study Drug used by the Recipient for its other clinical trials of the Recipient Study Drug.
(b)    The Recipient shall provide BMS with prompt notice of any Manufacturing and supply issues with respect to the Recipient Study Drug or BMS Study Drug of which it becomes aware that may adversely impact the conduct or timelines of the Combined Therapy Clinical Trial.
4.2    BMS Study Drug.
(a)    Manufacture and Supply. BMS shall Manufacture or have Manufactured the BMS Study Drug in such quantities as reasonably needed, and at the points in time as needed to meet the timelines in the Protocol and in Recipient’s clinical plan, for the Combined Therapy Clinical Trial, and shall supply such BMS Study Drug as commercially labeled or unlabeled vials to the Recipient or its designee

[***] = Certain Confidential Information Omitted

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for use solely in the Combined Therapy Clinical Trial. The Recipient will at its sole expense, package and label the BMS Study Drug for use in the Combined Therapy Clinical Trial to the extent necessary. The cost of Manufacture and supply (including shipping, taxes and duty, if applicable) of the BMS Study Drug for the Combined Therapy Clinical Trial shall be borne solely by BMS, and BMS shall bear the risk of loss for such quantities of BMS Study Drug until delivery of such quantities of BMS Study Drug to the Recipient or its designee. BMS shall be responsible for the payment of any Third Party License Payments that may be due based on the manufacture, supply and use of the BMS Study Drug used in the Combined Therapy Clinical Trial. The BMS Study Drug shall be manufactured in accordance with Applicable Law (including GMP) and shall be of similar quality to the BMS Study Drug used by BMS for its other clinical trials of the BMS Study Drug. BMS shall deliver certificates of analysis, and any other documents specified in the Supply and Quality Documentation, including such documentation as is necessary to allow the Recipient to compare the BMS Study Drug certificate of analysis to the BMS Study Drug specifications. Pursuant to the Supply and Quality Documentation, BMS shall be responsible for the regulatory compliance of the quality of the BMS Study Drug at the time the BMS Study Drug is delivered to the Recipient with the regulatory filings in the countries in the Territory where the Combined Therapy Clinical Trial will be performed. Subject to Section 4.6, the Parties shall cooperate in accordance with Applicable Law to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) relating to supply or use of the BMS Study Drug in connection with this Agreement.
(b)    Use of BMS Study Drug Supplied by BMS to the Recipient. The Recipient shall use the quantities of BMS Study Drug supplied to it under this Agreement solely as reasonably needed for, and in accordance with, this Agreement and the Protocol, and for no other purpose, including as a reagent or tool to facilitate its internal research efforts, for any commercial (i.e., non-clinical) purpose, or for other clinical or non-clinical research unrelated to the Combined Therapy Clinical Trial. Except as may be required or expressly permitted by the Protocol or the Supply and Quality Documentation, the Recipient shall not perform, and shall not allow any Third Party to perform, any analytical testing of the quantities of BMS Study Drug supplied to it under this Agreement. If Study Drug supplied by BMS is (after delivery by BMS) lost, damaged, destroyed or becomes (due to fault other than BMS) unable to comply with applicable specifications while under the control of the Recipient or any of its (sub)contractors, including common carriers and clinical study sites contracted by the Recipient, BMS shall not be obligated to replace same, and if BMS does elect to do so, BMS may elect to charge the Recipient a reasonable replacement cost to replace same. If BMS Study Drug supplied by BMS is at delivery non-conforming with the warranty in Section 10.12, or after delivery becomes non-conforming due to fault of BMS, then BMS shall, as soon as practicable thereafter, supply to Recipient (or its designee) replacement BMS Study Drug that conforms with such warranty, at no cost to Recipient.
4.3    Supply and Quality Documentation. BMS shall supply the BMS Study Drug to the Recipient in accordance with such reasonable and typical supply and quality addenda or agreement(s) as the Parties may agree reasonably and in good faith (the “Supply and Quality Documentation”). The Parties shall finalize and execute the Supply and Quality Documentation within [***] of the Effective Date, but in no event later than the date on which the first shipment of the BMS Study Drug is supplied for use in the Combined Therapy Clinical Trial. The Supply and Quality Documentation shall outline the additional roles and responsibilities relative to the quality of BMS Study Drug in support of the Combined Therapy Clinical Trial. It shall include the responsibility for quality elements as well as exchanged GMP documents and certifications required to release the BMS Study Drug for the Combined Therapy Clinical Trial. In addition, the Supply and Quality Documentation shall detail the documentation required for each shipment of BMS Study Drug supplied to the Recipient or its designee for use in the Combined Therapy Clinical Trial.
4.4    Supply Forecast. Estimated supply and delivery details will be outlined in the Supply and Quality Documentation and will be updated by the Parties by mutual agreement (which agreement can be
[***] = Certain Confidential Information Omitted

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effected by the Parties’ Designated Supply contacts and without need for an amendment to this Agreement) based on the actual enrollment. The Recipient will promptly inform BMS of any change in its requirements, and BMS will endeavor to accommodate any change in the supply quantities requested by the Recipient so long as it does not unduly disrupt BMS’s ongoing business activities.
4.5    Shortages. In the event of a supply interruption or shortage of BMS Study Drug as determined by BMS pursuant to its internal processes and policies (a “Shortage”), such that BMS reasonably believes that it will not be able to fulfill its supply obligations under this Agreement, BMS will provide prompt written notice thereof to the Recipient (including the quantity of BMS Study Drug that BMS reasonably estimates it will be able to supply) and, upon request, the Parties will promptly discuss such situation (including how the quantities of BMS Study Drug that BMS is able to supply under this Agreement will be allocated within the Combined Therapy Clinical Trial). Notwithstanding anything to the contrary contained herein, in the event of a Shortage of the BMS Study Drug, BMS will have reasonable discretion, subject to Applicable Law, to determine the quantity of BMS Study Drug it will be able to supply as a result of such Shortage; provided, however, that BMS shall consider reasonably and in good faith the needs of patients who are actively being treated with BMS Study Drug, including Combined Therapy Clinical Trial patients, in making such determination. Subject to BMS’ compliance with the foregoing, and provided BMS uses good faith, Commercially Reasonable Efforts to resolve any such Shortage, BMS will not be deemed to be in breach of this Agreement for failure to supply any other quantities of BMS Study Drug hereunder as a result of a Shortage and any such allocation of the BMS Study Drug performed in accordance with this Section 4.5 will be the Recipient’s exclusive remedy pertaining to supply of BMS Study Drug with respect to a Shortage.
4.6    Participating Countries; Customs Valuation. The Recipient will provide BMS in writing with a list of each country in which it proposes to conduct the Combined Therapy Clinical Trial prior to [***]. During the conduct of the Combined Therapy Clinical Trial, the Recipient will send in writing any changes to the list of participating countries to BMS [***] prior to the end of each Quarter. If no changes are sent to BMS by the Recipient for a particular Quarter, the prior Quarter’s participating country list will be used as the basis for customs valuation for that Quarter. BMS will provide the Recipient with country-specific customs valuations initially for the BMS Study Drug prior to initiation of the Combined Therapy Clinical Trial and at the end of each Quarter during the conduct of the Combined Therapy Clinical Trial. The Recipient will use the BMS provided values for the import/export process to the listed participating countries and not make any change to such valuations without BMS’s prior written consent.
4.7    Designated Supply Contact. Each Party will designate an individual (the “Designated Supply Contact”) that a Party may contact to assist with coordinating supplies and facilitating the resolution of any issues or concerns arising in connection with the supply of the BMS Study Drug for use in the Combined Therapy Clinical Trial, except as required by Applicable Law.
ARTICLE 5
RESPONSIBILITIES
5.1    Specific Responsibilities of the Recipient. The Recipient shall, subject to the terms of the Protocol, applicable terms and conditions of this Agreement, and any other written agreement between the Parties relating to the Combined Therapy Clinical Trial, manage and be responsible for the conduct of the Combined Therapy Clinical Trial, including timelines and contingency planning. In particular, and not in limitation of the foregoing, the Recipient shall use Commercially Reasonable Efforts to perform (itself and/or through Third Parties, including Trial Sites, CROs and investigators) and/or be responsible for the following (items (a) to (p) below, collectively the “Operational Matters”) with respect to the Combined Therapy Clinical Trial:
[***] = Certain Confidential Information Omitted

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(a)    compiling, amending and filing all necessary Combined Therapy Clinical Trial Regulatory Documentation with Regulatory Authority(ies), maintaining and acting as the sponsor of record as provided in 21 CFR 312.50 (and applicable comparable ex-US laws) with responsibility, unless otherwise delegated in accordance with 21 CFR 312.52 (and applicable comparable ex-US laws), for the Combined Therapy Clinical Trial and making all required submissions to Regulatory Authorities related thereto on a timely basis;
(b)    conducting clinical study start-up activities, communicating with and obtaining approval from IRBs for the Protocol and other relevant documents, and clinical study subject recruitment and retention activities, all for the Combined Therapy Clinical Trial;
(c)    listing of the Combined Therapy Clinical Trial, if it is required to be listed on a public database, on www.clinicaltrials.gov or other applicable public registry in any country in which such Combined Therapy Clinical Trial is being conducted, all in accordance with Applicable Law and in accordance with Recipient’s internal policies relating to clinical trial registration;
(d)    providing BMS with [***] notice of meetings or other non-written communications with a Regulatory Authority regarding the Combined Therapy Clinical Trial, and the opportunity to participate in each such meeting or other non-written communication to the extent such meeting or communication involves a safety, efficacy or toxicology issue relating to the Combined Therapy or the BMS Study Drug or any other matter that likely could have an adverse effect on the BMS Study Drug. In such case that Recipient intends to provide such a communication that relates to the BMS Study Drug, the Recipient will provide BMS with the opportunity to review, provide comments to the Recipient within [***] on, and, if inconsistent with the Protocol, approve such submissions and written correspondence with a Regulatory Authority to the extent that it relates to the BMS Study Drug;
(e)    provide BMS (i) a written summary of meetings or other non-written communications with a Regulatory Authority within [***] of such meeting or communication, and (ii) copies of any official correspondence to or from a Regulatory Authority within [***] of receipt or provision, in each case of (i) or (ii) to the extent involving a safety, efficacy or toxicology issue relating to the Combined Therapy or the BMS Study Drug or any other matter that likely could have an adverse effect on the BMS Study Drug, and copies of all material Combined Therapy Clinical Trial Regulatory Documentation and correspondence that relates to same within [***] of submission to Regulatory Authorities;
(f)    subject to the terms of this Agreement, the selection and payment of, negotiation of the terms of, contracting with, managing and overseeing compliance of its agreement by and the receipt of contract deliverables from, any CRO or vendor selected by the Recipient to assist in the performance of the Combined Therapy Clinical Trial. The Recipient shall have the sole rights and responsibility to determine and approve contract deliverables and manage contract performance, including executing Trial Site contracts, drafting and obtaining IRB approval for Trial Site informed consent forms (each an “ICF”), obtaining signed ICFs, and monitoring clinical plans. The Recipient will be responsible for ensuring that, to its knowledge, the terms of all such contracts and ICFs: (i) do not conflict with the terms of this Agreement, (ii) allow the Recipient [***] access to and use of Study Data, Samples, and other applicable information and documents resulting from the Combined Therapy Clinical Trial as required pursuant to this Agreement (and in no event less than the same use rights thereto granted to Recipient), (iii) do not by their express terms adversely affect the BMS Technology or BMS Independent Patent Rights (or the enforcement or defense thereof), the [***] Assay, the Combined Therapy, or the BMS Study Drug as monotherapy, (iv) do not impose a new obligation, whether direct, indirect, or contingent, upon BMS that is not set forth in this Agreement, (v) retain each of the Parties’ respective intellectual property rights in the Recipient Study Drug, BMS Study Drug and Combined Therapy consistent with this Agreement, and (vi) comply with Applicable Law;
[***] = Certain Confidential Information Omitted

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(g)    providing BMS with copies of the [***]. The Recipient shall ensure that each ICF does not impose any financial obligation, liability, damages or other cost upon BMS with respect to any injury (including death) suffered by a Combined Therapy Clinical Trial subject whether or not resulting from the administration of the BMS Study Drug or direct a study subject to BMS to seek reimbursement for any costs or seek compensation for any injury incurred in connection with the Combined Therapy Clinical Trial;
(h)    if requested by BMS, providing BMS within [***] with minutes from any and all external drug safety monitoring boards for the Combined Therapy Clinical Trial after receipt by the Recipient, to the extent relating to the BMS Study Drug or the Combined Therapy;
(i)    informing and updating BMS [***] (with significant issues to be communicated promptly after the Recipient becomes aware of same) regarding a reasonable summary of all Operational Matters, so that if BMS has any significant concerns or material disagreements regarding same, the matter can be discussed with the Recipient. It is expected that at least one of the [***] updates each calendar year during the Term shall be in person at a Recipient facility (or as otherwise agreed). The other [***] meetings in a calendar year need not be in person and may be by telephone or any other method determined by the Parties. Each Party will bear its own costs associated with attending such meetings. Without limiting the foregoing, the Recipient shall inform BMS [***] as to the overall Combined Therapy Clinical Trial progress -- information regarding the number and status of study sites, the number of screened subjects (actual to target), the number of any randomized subjects (actual to target), the number of dosed, ongoing, discontinued and completed subjects, any safety updates as contemplated by the Protocol, and/or routinely performed by the Recipient in its normal course of trial management and reporting, and any other Combined Therapy Clinical Trial-related matters reasonably requested by BMS to the extent involving a safety, efficacy or toxicology issue relating to the Combined Therapy or the BMS Study Drug or any other matter that likely could have an adverse effect on the BMS Study Drug; provided however that the Parties may agree to meet (including by telephone) on a more frequent basis, if reasonably requested by either Party, to discuss any of the foregoing;
(j)    owning and being responsible for (or appointing a Third Party to be responsible for) the maintenance of the Global Safety Database and being responsible for safety reporting, collecting, evaluating and reporting Serious Adverse Events, other safety data and any further pharmacovigilance information from the Combined Therapy Clinical Trial;
(k)    analyzing the Study Data in a timely fashion and providing BMS with access to the Study Data after Recipient is in possession thereof, as follows:
(i)    top line data and a copy of all Clinical Study Reports (CSRs) for the Combined Therapy Clinical Trial, in each case, [***] after being received by the Recipient’s clinical management;
(ii)    if requested by BMS, sharing with BMS for review and comment drafts of interim and/or final clinical trial report (and/or statistical analysis in accordance with the Protocol) from the Combined Therapy Clinical Trial;
(iii)    if requested by BMS, within [***] after database lock, access to those safety databases that will be used for any interim review by an external consultant (or drug safety monitoring board, if required) for the Combined Therapy Clinical Trial;
(iv)    if requested by BMS, within [***] after database lock, access to case report forms or patient profiles for all patients in the Combined Therapy Clinical Trial;
[***] = Certain Confidential Information Omitted

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(v)    if requested by BMS, within [***] of the creation of an electronic clean database for the Combined Therapy Clinical Trial, an electronic copy of the clean database (the form and format of the clean database to be reasonably acceptable to both Parties);
(vi)    if requested by BMS, subject to any third party requirements, providing BMS with any programs or SAS codes to be used for any statistical analysis plan for the Combined Therapy Clinical Trial; and
(vii)    (A) safety analyses, (B) new and/or changing Safety Signals and Safety Issues, (C) new and/or changing toxicology and efficacy signals, and (D) any statistical analysis, immunogenicity analysis, or bioanalysis, in each case relating to the BMS Study Drug, the Recipient Study Drug and/or the Combined Therapy, arising from or in connection with the conduct of the Combined Therapy Clinical Trial, as and when the same are received by the Recipient;
(l)    obtaining supplies of any co-medications, to the extent any such co-medications are required for use in the Combined Therapy Clinical Trial, and providing to BMS any information related to the Combined Therapy Clinical Trial that is provided to the manufacturer of any co-medication within [***] after the provision of the information to the manufacturer;
(m)    if reasonably requested by BMS, providing information regarding the pharmacokinetics, efficacy and safety of the Recipient Study Drug alone or in combination with the BMS Study Drug in the Combined Therapy Clinical Trial;
(n)    performing either directly or through third parties collection of Samples required by the Protocol;
(o)    handling and addressing inquiries from the Combined Therapy Clinical Trial subjects and investigators; and
(p)    such other responsibilities as may be agreed to in writing by the Parties.
5.2    BMS Operational Responsibilities. BMS shall be responsible for the following activities:
(a)    Manufacturing and supplying GMP-grade quantities of the BMS Study Drug, as further described in Article 4 above, and, where and to the extent provided in the Supply and Quality Documentation, providing GMP information and documentation that is reasonably needed by the Recipient Qualified Person (as such term will be defined in the Supply and Quality Documentation) to release BMS Study Drug for the Combined Therapy Clinical Trial;
(b)    where and to the extent provided in the Supply and Quality Documentation, providing for the release by a BMS Qualified Person or providing the necessary documentation in support of such quality release, of the BMS Study Drug if such release is required for the Combined Therapy Clinical Trial;
(c)    to the extent reasonably needed for the conduct of the Combined Therapy Clinical Trial, providing a Right of Cross-Reference to the relevant Regulatory Documentation for the BMS Study Drug as set forth in Section 2.1(b) and/or (e), if applicable, to the BMS investigator’s brochure for the BMS Study Drug (and updates thereto) as provided in Section 2.1(d); and
(d)    such other responsibilities as may be agreed to in writing by the Parties.
5.3    Other Clinical Trials. Except as set forth in Section 3.4, nothing in this Agreement shall preclude either Party from conducting any other clinical trials as it may determine in its discretion, so long
[***] = Certain Confidential Information Omitted

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as it does not use or rely on the Confidential Information that is solely owned by the other Party in doing so.
5.4    Subsequent Studies. Should additional clinical studies to evaluate the Combined Therapy (“Subsequent Studies”) be of interest to either Party during the Term, the Parties will discuss such studies in good faith. If a Subsequent Study is of mutual interest to both Parties, such Subsequent Study collaboration would be conducted as provided and addressed in a separate written agreement between the Parties.
ARTICLE 6
INTELLECTUAL PROPERTY
6.1    Inventions and related Patent Rights. All rights to Study Inventions shall be allocated as follows:
(a)    Recipient Ownership. Subject to the terms of this Agreement, all Recipient Study Inventions and Recipient Study Patent Rights shall be owned solely by the Recipient, and the Recipient will have the full right to exploit such Recipient Study Inventions and Recipient Study Patent Rights without the consent of, or any obligation to account to, BMS. BMS shall assign and hereby assigns (and shall cause its Affiliates and contractors to assign) the entire rights, title and interests in any Recipient Study Inventions and Recipient Study Patent Rights to the Recipient. BMS shall execute such further documents and provide other assistance as may be reasonably requested by the Recipient to perfect the Recipient’s rights in all such Recipient Study Inventions and Recipient Study Patent Rights, all at the Recipient’s expense. The Recipient shall have the sole right, but not any obligation, to Prosecute and maintain any Recipient Study Patent Rights at its own expense.
(b)    BMS Ownership. Subject to the terms of this Agreement, all BMS Study Inventions and BMS Study Patent Rights shall be owned solely by BMS, and BMS will have the full right to exploit such BMS Study Inventions and BMS Study Patent Rights without the consent of, or any obligation to account to, the Recipient. The Recipient shall assign and hereby assigns (and shall cause its Affiliates and contractors to assign) all its right, title and interest in any BMS Study Inventions and BMS Study Patent Rights to BMS. The Recipient shall execute such further documents and provide other assistance as may be reasonably requested by BMS to perfect BMS’s rights in such BMS Study Inventions and BMS Study Patent Rights, all at BMS’s expense. BMS shall have the sole right but not the obligation to Prosecute and maintain any BMS Study Patent Rights at its own expense.
(c)    Combined Therapy Inventions.
(i)    All Combined Therapy Inventions and Combined Therapy Patent Rights shall be jointly owned by the Parties, with each Party having an undivided one-half interest in all Combined Therapy Inventions and Combined Therapy Patent Rights, and each Party shall have the right to freely exploit, within the Territory, the Combined Therapy Inventions and Combined Therapy Patent Rights, both within and outside the scope of this Agreement, without the consent of, or accounting or any other obligation to, the other Party (except as expressly set forth in this Section 6.1(c) and Section 6.1(d) with regard to the Prosecution, maintenance and enforcement of Combined Therapy Patent Rights) and each Party may use, exploit and grant licenses (with right to sublicense), for use and exploitation in the Territory, to Third Parties under its interests in such Combined Therapy Inventions and Combined Therapy Patent Rights.
(ii)    Recipient, [***], shall have the sole rights and responsibility (except as otherwise provided below), and at its sole discretion, for Prosecuting patent applications, and maintaining issued Patents, within
[***] = Certain Confidential Information Omitted

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the Territory that Cover inventions within the Combined Therapy Patent Rights. The Recipient shall keep BMS reasonably advised as to material developments and steps to be taken with respect to its Prosecuting any such Patent Rights and shall furnish BMS with copies of applications for such Combined Therapy Patent Rights, amendments thereto and other related material correspondence to and from patent offices, and permit BMS a reasonable opportunity to review and offer comments prior to submitting such applications and material correspondence to the applicable governmental authority (and will take BMS’s comments into account in preparing same). BMS shall reasonably assist and cooperate in Prosecuting and maintaining the Combined Therapy Patent Rights. Notwithstanding the foregoing, the Recipient shall not knowingly take any position in a submission to a patent office concerning a patent application for a Combined Therapy Patent Right that interprets the scope of a claim in a BMS Independent Patent Right or BMS Study Patent Right without the prior written consent of BMS, such consent not to be unreasonably withheld. The Recipient shall be reimbursed by BMS for [***]% of any costs and expenses incurred in Prosecuting Combined Therapy Patent Rights and the subsequent maintenance of Combined Therapy Patent Rights, such that BMS shall be responsible for [***] percent ([***]%) of all such costs and expenses. From time-to-time, the Recipient shall invoice BMS for [***]% of the amounts of such costs and expenses incurred, and BMS shall pay the Recipient such invoiced amounts within [***] after receipt of an invoice therefor.
(iii)    The Parties shall discuss in good faith the countries in which the Combined Therapy Patent Rights will be filed, and whether and on what terms BMS shall take the lead in Prosecuting any particular Combined Therapy Patent Rights in particular countries. In the event Recipient decides not Prosecute (or continue Prosecution of) a particular Combined Therapy Patent Right in a given country, then Recipient shall give BMS written notice of such decision, and in such case BMS shall have the right (but not obligation) to Prosecute and maintain such Combined Therapy Patent Right in such country in its own name and at its own expense. In this case, Recipient shall promptly assign its rights to such Combined Therapy Patent Right in said country to BMS solely in such country, and BMS shall grant, and hereby grants, to Recipient an irrevocable, perpetual, fully-paid, non-exclusive license, with the right to grant and authorize sublicenses, under such Combined Therapy Patent Rights to make, have made, use, sell, offer for sale, import and other exploit products and services in such country (which license shall survive any expiration or termination of this Agreement), provided Recipient has reimbursed BMS for [***]% of BMS’ Prosecution costs and expenses incurred under this subsection (iii). In such case, Recipient shall provide BMS reasonable assistance in BMS’ Prosecution (at BMS’ expense) of such assigned Combined Therapy Patent Right in such country, including the timely provision of all documents in Recipient’s possession required under national provisions to register said assignment of rights with the corresponding national authorities [***]. If BMS decides not to, or does not, reimburse Recipient for [***]% of Recipient’s Prosecution costs and expenses incurred under subsection (iii) above as to a particular Combined Therapy Patent Right in a country, then BMS shall, on Recipient’s written request, promptly assign all its rights to such Combined Therapy Patent Right in said country to Recipient.
(d)    Separation of Patent Rights. In order to more efficiently enable the Prosecution and maintenance of the BMS Study Patent Rights, the Recipient Study Patent Rights, and the Combined Therapy Patent Rights relating to applicable Study Inventions as provided and described above, the Parties will use good faith efforts to separate BMS Study Patent Rights, the Recipient Study Patent Rights, Combined Therapy Patent Rights, BMS Independent Patent Rights and the Recipient Independent Patent Rights into separate patent filings to the extent reasonably possible and without adversely impacting such Prosecution and maintenance or the scope of the protected patentable subject matter.
6.2    Disclosure and Assignment of Inventions. Each Party shall disclose promptly to the other Party in writing and on a confidential basis all Study Inventions prior to any public disclosure thereof or filing of Patent Rights therefor and allowing sufficient time for comment by the other Party. In addition,
[***] = Certain Confidential Information Omitted

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each Party shall, and does hereby, assign, and shall cause its Affiliates and contractors to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Inventions as well as any Patent Rights and other intellectual property rights with respect thereto, as is necessary to fully effect, as applicable, the sole ownership provided for in Sections 6.1(a) and 6.1(b) and the joint ownership provided for in Section 6.1(c).
6.3    Infringement of Patent Rights by Third Parties.
(a)    Notice. Each Party shall promptly notify the other Party in writing of any Infringement of Combined Therapy Patent Rights, of which it becomes aware.
(b)    Infringement of Recipient Patent Rights. For all Infringements of Recipient Study Patent Rights or Recipient Independent Patent Rights anywhere in the world, Recipient shall have the exclusive right to enforce its Patent Rights against such Infringements as it may determine in its sole and absolute discretion (including settling any such enforcements), and the Recipient shall bear all related expenses and retain all related recoveries. BMS shall reasonably cooperate with the Recipient or its designee (to the extent BMS has relevant information arising out of this Agreement), at the Recipient’s request and expense, in any such action to enforce such Patent Rights.
(c)    Infringement of BMS Patent Rights. For all Infringements of BMS Study Patent Rights or BMS Independent Patent Rights anywhere in the world, BMS shall have the exclusive right to enforce its Patent Rights against such Infringements as it may determine in its sole and absolute discretion (including settling any such enforcements), and BMS shall bear all related expenses and retain all related recoveries. The Recipient shall reasonably cooperate with BMS or its designee (to the extent that the Recipient has relevant information arising out of this Agreement), at BMS’s request and expense, in any such action to enforce such Patent Rights.
(d)    Infringement of Combined Therapy Patent Rights.
(i)    With respect to Infringements of Combined Therapy Patent Rights, the Parties shall discuss reasonably and mutually agree as to whether to bring an enforcement action to seek the removal or prevention of such Infringements and damages therefor and, if so, which Party shall bring such action, with any costs and expenses relating thereto to be allocated in accordance with Section 6.3(d)(ii).
(ii)    Regardless of which Party brings an enforcement action pursuant to Section 6.3(d)(i) or whether the Parties reach agreement to initiate such an enforcement action, the other Party hereby agrees to cooperate reasonably in any such action, including, if required, by bringing a legal action, furnishing a power of attorney or joining as a plaintiff to such a legal action. If the Parties mutually agree to bring an enforcement action, BMS shall be responsible for [***] percent ([***]%), and the Recipient shall be responsible for [***] percent ([***]%) (or as the Parties otherwise agree in writing), of the reasonable and verifiable external costs and expenses incurred in connection with any such action. If either Party recovers monetary damages from any Third Party in an enforcement action agreed to by the Parties, such recovery shall be allocated first to the reimbursement of any actual, unreimbursed external costs and expenses incurred by either of the Parties in such litigation pro rata in accordance with the aggregate amounts spent by both Parties, and any remaining amounts shall be split [***] percent ([***]%) to the Recipient and [***] percent ([***]%) to BMS, unless the Parties agree in writing to a different allocation. If the Parties do not agree to initiating such an enforcement action, then either Party may initiate such action, under the following terms: (A) the Party initiating such enforcement action shall be responsible for the costs and expenses incurred in connection with such action and shall reimburse the other Party for the costs the other Party incurs for the assistance and cooperation requested by such Party and (B) [***].
[***] = Certain Confidential Information Omitted

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Neither Party shall enter into any settlement of any enforcement action under this Section 6.3(d) without the prior written consent of the other Party, such consent not to be unreasonably withheld.
6.4    Infringement of Third Party Rights.
(a)    Notice. If activities conducted by a Party relating to the Combined Therapy Clinical Trial or otherwise pursuant to this Agreement become the subject of a claim of infringement or misappropriation of a patent, copyright or other proprietary right by a Third Party (“3rd Party Infringement Claim”) anywhere in the world against a Party, the Party first having notice of the claim shall promptly notify the other Party and, without regard to which Party is charged with said infringement and the venue of such claim, the Parties shall promptly confer to discuss the claim.
(b)    Defense. If both Parties are charged with infringement pursuant to a 3rd Party Infringement Claim described in Section 6.4(a), each Party shall have the right to defend itself against such claim, and the Parties shall discuss in good faith defending such claim jointly. If only one Party is charged with infringement in such 3rd Party Infringement Claim, such Party will have the first right but not the obligation to defend such claim. If the charged Party does not commence actions to defend such claim within [***] after request by the other Party to do so, then the other Party shall have the right, but not the obligation, to defend any such claim to the extent such claim pertains to the other Party’s Single Agent Compound. In any event, the non-defending Party shall reasonably cooperate with the Party conducting the defense of the 3rd Party Infringement Claim and shall have the right to participate with separate counsel at its own expense (but solely with respect to its interests, and shall not interfere with the defending Party’s defense of the claim), and the defending Party shall consider comments and suggestions on strategy for defending the action by the non-defending Party in good faith. The Party defending the claim shall bear the cost and expenses of the defense of any such Third Party infringement claim and [***]. If the Parties jointly defend the claim, the Recipient shall bear [***] percent ([***]%), and BMS shall bear [***] percent ([***]%) of any external costs and expenses of the defense of any such Third Party infringement claim; provided, however, that, notwithstanding the foregoing, if the claim relates solely to one Party’s Compound, such Party will bear [***] percent ([***]%) of the costs and expenses of the defense of such claim and shall have the sole right, but not the obligation, to defend, settle and otherwise handle the disposition of such claim. Neither Party shall enter into any settlement of any such Third Party infringement action under this Section 6.4 concerning activities under this Agreement or the Combined Therapy that materially negatively affects the other Party’s rights under this Agreement or imposes any material obligations on the other Party, including any admissions of wrongdoing on behalf of the other Party, without such other Party’s prior written consent, not to be unreasonably withheld or delayed, except that a Party may settle any claim that solely relates to its Single Agent Compound without the consent of the other Party as long as such other Party’s rights under this Agreement are not materially adversely impacted (and in the case such a settlement would materially adversely affect the other Party’s rights under this Agreement, such settlement cannot be entered into, unless the Party obtains such other Party’s prior written consent, not to be unreasonably withheld or delayed).
6.5    Combined Therapy Clinical Trial Regulatory Documentation. Subject to the license and other rights granted by each Party to the other Party pursuant to this Agreement, the Recipient shall solely own all right, title and interest in and to the Combined Therapy Clinical Trial Regulatory Documentation; provided, however, that for clarity, BMS shall retain sole and exclusive ownership of any BMS Regulatory Documentation that is submitted with or referenced in the Combined Therapy Clinical Trial Regulatory Documentation and that the Recipient shall retain sole and exclusive ownership of any Recipient Regulatory Documentation that is submitted with or referenced in the Combined Therapy Clinical Trial Regulatory Documentation. This Section 6.5 is without limitation of any other disclosure obligations under this Agreement.
[***] = Certain Confidential Information Omitted

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6.6    No Other Use. Except as expressly provided or permitted in Section 6.1, the Recipient agrees not to apply for any Patent Rights based on or containing BMS Confidential Information, and to give no assistance to any Third Party for such application without BMS’s prior written authorization, and BMS agrees not to apply for any Patent Rights based on or containing the Recipient’s Confidential Information, and to give no assistance to any Third Party for such application without the Recipient’s prior written authorization.
6.7    Joint Research Agreement. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 USC § 100 (h).
ARTICLE 7
COSTS AND EXPENSES
7.1    Manufacturing and IP Costs. Expenses incurred as described in Article 4 (regarding Manufacturing and Supply) and Article 6 (regarding Intellectual Property) shall be borne or shared by the Parties as provided in such Articles.
7.2    Third Party Study Costs. For all expenses (other than those set forth in Section 7.1) that are directly attributable or reasonably allocable to the conduct of the Combined Therapy Clinical Trial: (a) the Recipient will solely bear all out-of-pocket costs reasonably incurred by the Recipient (or by BMS pursuant to the following sentence) to Third Parties (including to CROs, laboratories, investigators, and clinical sites/IRBs) in connection with the performance of the Combined Therapy Clinical Trial (“Third Party Study Costs”), and (b) each Party shall be solely responsible for all of its own internal costs (including costs of individual independent contractors) incurred by such Party or any of its Affiliates. It is not expected that BMS will incur any Third Party Study Costs; however, in the event BMS should incur any Third Party Study Costs in connection with the conduct of the Combined Therapy Clinical Trial, the Recipient will reimburse BMS for same, on a [***] basis within [***] following submission of an invoice therefor and appropriate supporting documentation, but solely to the extent BMS has provided Recipient an opportunity to confirm the legitimacy of such costs.
7.3    Third Party License Payments. If the conduct of the Combined Therapy Clinical Trial requires a Third Party License Payment, then the Party required to make such payment shall be responsible for same.
ARTICLE 8
RECORDS AND STUDY DATA
8.1    Records. Each Party shall maintain complete and accurate records of all work conducted with respect to the Combined Therapy Clinical Trial and of all Study Inventions and Study Data made, discovered or generated by or on behalf of such Party or its Affiliate, or by the Parties together, in the course of such Party’s (ies’) efforts with respect to the Combined Therapy Clinical Trial. Such records shall fully and properly reflect all work done and results achieved in the performance of the Combined Therapy Clinical Trial in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes.
8.2    Ownership of Study Data. As between BMS and Recipient, (a) BMS shall own the particular Study Data that relate exclusively to the BMS Study Drug (“BMS Study Data”), and the Recipient shall own the particular Study Data that relate exclusively to the Recipient Study Drug (“Recipient Study Data”), and (b) both Parties shall jointly own any and all Study Data that is not Recipient Study Data or the BMS Study Data (“Combined Therapy Study Data”). Each Party shall, and does hereby,
[***] = Certain Confidential Information Omitted

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assign, and shall cause its Affiliates to so assign, to the other Party, without additional compensation, its right, title and interest in and to any Study Data as is necessary to fully effect the foregoing, and agrees to execute all instruments as may be reasonably necessary to effect same.
8.3    Use of Study Data.
(a)    Use of a Party’s Own Study Data. BMS may use and analyze the BMS Study Data for any purpose without obligation or accounting to the Recipient, who shall hold the BMS Study Data in confidence pursuant to this Agreement. The Recipient may use and analyze the Recipient Study Data for any purpose without obligation or accounting to BMS, who shall hold the Recipient Study Data in confidence pursuant to this Agreement.
(b)    Use of Combined Therapy Study Data by BMS. As between BMS and Recipient, BMS, [***] shall have the right to: (A) use, analyze and exploit the Combined Therapy Study Data in connection with the independent development, commercialization or other exploitation of the BMS Study Drug (alone or in combination with other drugs and/or other pharmaceutical agents) in the Territory, and (B) analyze the safety information within the Combined Therapy Study Data in connection with the independent development, commercialization or other exploitation of the BMS Study Drug (alone or in combination with other drugs and/or other pharmaceutical agents other than Recipient Study Drug) outside the Territory, and include such safety information in the safety database for the BMS Study Drug for use outside the Territory, in each case (A) or (B) above without the consent of, or any obligation to account to, the Recipient; provided that nothing in any case (A) or (B) above shall grant, or is intended or shall be construed as granting, BMS [***] any right or license, expressly or impliedly, to make, have made, use, sell, offer for sale, or import the Recipient Study Drug or a Recipient Class Drug within or outside the Territory. Subject to Section 8.5, the results of all such analyses or uses shall be owned by BMS, including any intellectual property arising out of same, unless the Parties shall have agreed otherwise in a writing separate from this Agreement. Subject to Applicable Law, BMS agrees that it (and its Affiliates and (sub)licensees, including [***]) will not use or exploit the Combined Therapy Study Data for itself or in collaboration with a Third Party for any purpose outside the Territory except as provided in Section 8.3(b) above.
(c)    Use of Combined Therapy Study Data by the Recipient. As between Recipient and BMS, Recipient, [***] shall have the right to: (A) use, analyze and exploit the Combined Therapy Study Data in connection with the independent development, commercialization or other exploitation of the Recipient Study Drug (alone or in combination with other drugs and/or other pharmaceutical agents other than BMS Study Drug) in the Territory, and (B) analyze the safety information within the Combined Therapy Study Data in connection with the independent development, commercialization or other exploitation of the Recipient Study Drug (alone or in combination with other drugs and/or other pharmaceutical agents) outside the Territory, and include such safety information in the safety database for the Recipient Study Drug for use outside the Territory, in each case (A) and (B) above without the consent of, or any obligation to account to, BMS; provided that nothing in any case (A) or (B) above shall grant, or is intended or shall be construed as granting, Recipient [***], any right or license, expressly or impliedly, to make, have made, use, sell, offer for sale, or import the BMS Study Drug within or outside the Territory. Subject to Section 8.5, the results of all such analyses or uses shall be owned by the Recipient, including any intellectual property arising out of same, unless the Parties shall have agreed otherwise in a writing separate from this Agreement. Subject to Applicable Law, Recipient agrees that it (and its Affiliates and (sub)licensees, including [***]) will not use or exploit the Combined Therapy Study Data for itself or in collaboration with a Third Party for any purpose outside the Territory except as provided in Section 8.3(c) above.
[***] = Certain Confidential Information Omitted

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(d)    Biomarker/Dx Agent Development. Each Party may use, [***], the Combined Therapy Study Data and the Study Data that relate exclusively to its Compound, to develop and commercialize a biomarker or diagnostic test for use with its Compound and/or the Combined Therapy. Unless otherwise mutually agreed by the Parties in writing, [***], each Party will own any intellectual property and data arising out of the work funded or conducted by it, by itself [***], and if requested by the other Party, it shall [***] grant to the other Party a worldwide, perpetual, irrevocable, fully paid-up, royalty-free, non-exclusive license, with the right to grant and authorize sublicenses, under such intellectual property and data that relates directly to such a biomarker or diagnostic test, solely to develop and commercialize biomarkers and/or diagnostic tests for use with such other Party’s Compound and/or the Combined Therapy, such license to be on commercially reasonable terms to be agreed by the Parties. [***].
(e)    No Other Uses. All uses of Combined Therapy Study Data are limited solely to those permitted by this Agreement, and neither Party may use Combined Therapy Study Data for any other purpose without the consent of the other Party during and after the Term, such consent not to be unreasonably withheld.
8.4    Access to Study Data. Subject to the provisions of Sections 8.1, each Party shall have access to all Study Data (including de-identified patient records), and as and to the extent allowed in [***], the study protocol and applicable regulations. The Recipient shall make such Study Data in its possession available to BMS within a reasonable period of time, but not to exceed [***] after the [***] in which such Study Data is available to the Recipient.
8.5    Samples.
(a)    All Samples shall be owned by the Recipient (to the extent not owned by the patient and/or the clinical trial site). Any such Samples shall be collected in accordance with the Protocol and applicable ICFs. Except as set forth in the Protocol, or as expressly permitted by this Agreement or the applicable ICF, Recipient shall not be permitted to use such Samples for any purpose without the prior written consent of BMS, which consent shall not be unreasonably withheld if such use is directed to the Combined Therapy and with the terms of such use to be set forth in a written agreement between the Parties setting forth the Samples to be used, and any appropriate terms/restrictions on such use. Except for intellectual property pertaining to the [***] Assay (which shall be owned by BMS), any data and intellectual property arising out of such Sample use shall be owned by Recipient; provided that, to the extent that any such data or intellectual property relates solely to the Combined Therapy (or biomarkers solely for use with the Combined Therapy), shall be considered Combined Therapy Study Data, Combined Therapy Inventions and/or Combined Therapy Patent Rights, as the case may be. Samples will be stored for future use in the Recipient’s sample repository. If BMS desires that certain tests be performed on such Samples, BMS shall communicate the same to Recipient in writing, and provided that sufficient quantities of Samples are available and subject to the terms of the applicable ICF and Applicable Law, Recipient shall use reasonable efforts to conduct, or have conducted, such tests on such Samples and, to the extent that such tests are performed, Recipient shall promptly provide a copy of the results thereof to BMS. If the Parties agree that they no longer have a use for the Samples, then the remaining Samples will be destroyed pursuant to Recipient’s standard operating procedures for sample retention and destruction, subject to the terms of and permission(s) granted in the informed consent forms signed by the subjects contributing the Samples in the Combined
[***] = Certain Confidential Information Omitted

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Therapy Clinical Trial.
(b)    If Recipient and BMS so agree, and provided that sufficient quantities of Samples are available and subject to the terms of the applicable ICF and Applicable Law, BMS will arrange for the Recipient to use BMS’s preferred Third Party vendor(s), at the Recipient’s expense, for bioanalytical work of Samples from Combined Therapy Clinical Trial subjects on the BMS Study Drug. Such vendor(s) will provide the results of their bioanalytical work of such Samples to the Recipient and BMS, which results will be included in the final clinical study report, along with the bioanalytical work of the Recipient Study Drug and BMS Study Drug performed by or on behalf of the Recipient. For the avoidance of doubt, all such bioanalytical results for the BMS Study Drug and the Recipient Study Drug are deemed Study Data. As between BMS and Recipient, all data derived pursuant to work conducted pursuant to the Protocol on such Samples is deemed Study Data.
ARTICLE 9
CONFIDENTIALITY
9.1    Nondisclosure of Confidential Information.
(a)     Prior to the Effective Date, the Recipient and BMS entered into a certain Mutual Confidential Disclosure Agreement dated [***] (the “CDA”). As it relates to disclosures involving the BMS Study Drug, the Recipient Study Drug or the Combined Therapy with respect to conduct of the Combined Therapy Clinical Trial (including plans for such study or its conduct) only, the CDA is hereby superseded and replaced by the terms of this Agreement, and any Confidential Information relating to or for the purpose of conducting the Combined Therapy Clinical Trial disclosed by either Party to the other Party shall be Confidential Information (of the disclosing Party) subject to the terms of this Agreement, and each of the Parties shall treat all such Confidential Information as such in accordance with the terms hereof. All written, visual, oral and electronic data, information, know-how or other proprietary information or materials, both technical and non-technical, disclosed by one Party to any other Party pursuant to this Agreement, or prior to the Effective Date and relating to matters contemplated by this agreement, and disclosed hereunder, shall be “Confidential Information” of the disclosing Party. All Study Data and Study Inventions shall be the Confidential Information of the Party owning such Study Data or Study Invention (as provided in Section 8.2 with regard to Study Data and Section 6.1 with regard to Study Inventions). For purposes of this Agreement, regardless of which Party discloses such Confidential Information to the other, (i) all Recipient Study Inventions, Recipient Technology and Recipient Regulatory Documentation shall be Confidential Information of the Recipient, and BMS shall be deemed the receiving Party with respect thereto, and (ii) all BMS Study Inventions, BMS Technology, and BMS Regulatory Documentation shall be Confidential Information of BMS, and the Recipient shall be deemed the receiving Party with respect thereto.
(b)    The Parties agree that the terms of this Agreement shall be treated as Confidential Information of each of the Parties, and thus may be disclosed only as permitted by Section 9.3. Except as required by Applicable Law, each Party agrees not to issue any press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party (such consent not to be unreasonably withheld), except as permitted by Sections 9.3 and 9.5(b).
(c)    Except to the extent expressly authorized in this Section 9.1 and Sections 9.2, 9.3 and 9.5 below, or as otherwise agreed in writing by the Parties, each Party agrees that, for the Term and for a period of [***] thereafter, it shall (A) keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any
[***] = Certain Confidential Information Omitted

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Confidential Information of the other Party (including information relating to this Agreement or the transactions contemplated hereby or the terms hereof), (B) treat the other Party’s Confidential Information with the same degree of care the receiving Party uses for its own confidential information but in no event with less than a reasonable degree of care; and (C) reproduce the disclosing Party’s Confidential Information solely to the extent reasonably needed to accomplish the receiving Party’s obligations under this Agreement or exercise the receiving Party’s rights to use and disclose such Confidential Information as expressly provided for in this Agreement, with all such reproductions being considered the disclosing Party’s Confidential Information, provided that, with respect to BMS Confidential Information that was received as confidential information from Ono, the obligations of confidentiality and nonuse shall continue until BMS has obtained Ono’s written consent that the same may be freely used, and with respect to Recipient Confidential Information that was received as confidential information from BeiGene, the obligations of confidentiality and nonuse shall continue until Recipient has obtained BeiGene’s written consent that the same may be freely used. Notwithstanding anything to the contrary in this Section 9.1, the receiving Party may disclose the disclosing Party’s Confidential Information to its employees, consultants, agents or permitted (sub)licensees solely on a need-to-know basis for the purpose of fulfilling the receiving Party’s obligations under this Agreement and exercising the receiving Party’s rights to use and disclose such Confidential Information as expressly provided for in this Agreement; provided, however, that (1) any such employees, consultants, agents or permitted (sub)licensees are bound by obligations of confidentiality and non-use at least as restrictive as those set forth in this Agreement, and (2) the receiving Party remains liable for the compliance of such employees, consultants, agents or permitted (sub)licensees with such obligations.
(d)    Each receiving Party acknowledges that in connection with its and its representatives examination of the Confidential Information of the disclosing Party, the receiving Party and its representatives may have access to material, non-public information, and that the receiving Party is aware, and will advise its representatives who are informed as to the matters that are the subject of this Agreement, that State and Federal laws, including United States securities laws, may impose restrictions on the dissemination of such information and trading in securities when in possession of such information. Each receiving Party agrees that it will not, and will advise its representatives who are informed as to the matters that are the subject of this Agreement to not, purchase or sell any security of the disclosing Party on the basis of the Confidential Information of the disclosing Party to the extent such Confidential Information constitute material nonpublic information about the disclosing Party or such security.
(e)    Combined Therapy Study Data shall be treated as Confidential Information of each Party and shall not be disclosed to Third Parties except to the extent: (i) it falls within the exceptions set forth in Section 9.2 below, (ii) is authorized under this Section 9.1 or Section 9.3 to be disclosed, (iii) is required to be filed with a Regulatory Authority or included in a product’s label or package insert, (iv) is reasonably necessary to be disclosed in order for a Party to exercise its rights under Section 8.3(b) or 8.3(c), or (v) is disclosed pursuant to Section 9.5.
9.2    Exceptions. The obligations in Section 9.1 shall not apply with respect to any specific portion of Confidential Information that the receiving Party can demonstrate by contemporaneous tangible records or other competent proof:
(a)    was already known to the receiving Party (or its Affiliates), other than under an obligation of confidentiality, either (i) at the time of disclosure by the disclosing Party, or (ii) if applicable, at the time that it was generated hereunder, whichever ((i) or (ii)) is earlier;
(b)    was generally available to the public or otherwise part of the public domain either (i) at the time of its disclosure to the receiving Party, or (ii) if applicable, at the time that it was generated hereunder, whichever ((i) or (ii)) is earlier;

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(c)    became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;
(d)    was disclosed to the receiving Party (or its Affiliates), other than under an obligation of confidentiality, by a Third Party who had no obligation to the Party owning or Controlling the information not to disclose such information to others; or
(e)    was independently discovered or developed by the receiving Party (or its Affiliates) without the use of, or reference to, the Confidential Information of the disclosing Party.
9.3    Authorized Disclosure. Notwithstanding any other provision of this Agreement, each Party may disclose particular Confidential Information of the other Party to the extent such disclosure is reasonably necessary in the following instances:
(a)    filing or prosecuting Patent Rights pursuant to Section 6.1(c);
(b)    prosecuting or defending litigation;
(c)    complying with Applicable Law or the rules or regulations of any securities exchange on which such Party’s stock is listed;
(d)    disclosure, in connection with the performance of this Agreement, to [***] each of whom prior to disclosure must be bound by terms of confidentiality and non-use at least as protective of Confidential Information as those set forth in this Article 9;
(e)    disclosure of the Combined Therapy Study Data, Combined Therapy Inventions and Combined Therapy Patent Rights to Regulatory Authorities in connection with the development of the Combined Therapy, the Recipient Study Drug or the BMS Study Drug;
(f)    disclosure of relevant safety information contained within the Combined Therapy Study Data to investigators, IRBs and/or ethics committees and Regulatory Authorities that are involved in other clinical trials of the Recipient Study Drug with respect to the Recipient, and the BMS Study Drug with respect to BMS, and, in the event of a Material Safety Issue, to Third Parties that are collaborating with the Recipient or BMS, respectively in the conduct of such other clinical trials of the Recipient Study Drug or the BMS Study Drug, in each case solely to the extent necessary for the conduct of such clinical trials and/or to comply with Applicable Law and regulatory requirements; and
(g)    disclosure of Combined Therapy Study Data, Combined Therapy Inventions and Combined Therapy Patent Rights, and the terms of this Agreement, to [***], and provided that such recipients must be bound by terms of confidentiality and non-use at least as protective of Confidential Information as those set forth in this Article 9.
Notwithstanding the foregoing, if a Party is required or otherwise intends to make a disclosure of any other Party’s Confidential Information pursuant to Section 9.3(b) and/or Section 9.3(c), it shall give advance notice to such other Party of such impending disclosure and endeavor in good faith to secure confidential treatment of such Confidential Information and/or reasonably assist the Party that owns such Confidential Information in seeking a protective order or other confidential treatment.

[***] = Certain Confidential Information Omitted

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9.4    Disclosure to [***]; Disclosure to [***]. [***].
9.5    Press Releases and Publications.
(a)    The Parties shall jointly agree (such agreement not to be unreasonably withheld by either Party) to the content and timing of all public communications with respect to this Agreement (except for the initial press release announcing this Agreement a draft of which is attached hereto as Appendix C), subsequent press releases, Q&As, and the content of, and wording for, any listing the Combined Therapy Clinical Trial required to be listed on a public database or other public registry (such as www.clinicaltrials.gov). For clarity, if either Party terminates this Agreement pursuant to Section 12.4, the Parties shall mutually agree upon any external communication related to such termination, which shall not include the rationale for such termination unless (and to the extent) mutually agreed by the Parties; provided that either Party shall be permitted to publicly disclose information that such Party determines in good faith is necessary to be disclosed to comply with Applicable Law or the rules or regulations of any securities exchange on which such Party’s stock may be listed, or pursuant to an order of a court or governmental entity.
(b)    The Recipient and BMS agree to collaborate reasonably and in good faith to publicly disclose, publish or present (i) top-line results from the Combined Therapy Clinical Trial, limited if possible to avoid jeopardizing the future publication of the Study Data at a scientific conference or in a scientific journal, solely for the purpose of disclosing, as soon as reasonably practicable, the safety or efficacy results and conclusions that are material to either Party under applicable securities laws, and (ii) the conclusions and outcomes of the Combined Therapy Clinical Trial (the “Results”), as set forth in the Final Study Report, at a scientific conference as soon as reasonably practicable following the completion of such Combined Therapy Clinical Trial, subject in the case of (ii) to the following terms and conditions. The Party proposing to disclose, publish or present the Results or any of the Combined Therapy Study Data shall deliver to the other Party a copy of the proposed disclosure, publication or presentation at least [***] before submission to a Third Party. The reviewing Party shall determine whether any of its Confidential Information that is contained in such proposed disclosure, publication or presentation should be modified or deleted, whether to file a patent application on any Recipient Study Invention (solely with respect to the Recipient) or BMS Study Invention (solely with respect to BMS) or Combined Therapy Invention disclosed therein. The disclosure, publication or presentation shall be delayed for an additional [***] (i.e., a total of [***] from the initial proposal) if the reviewing Party reasonably requests such extension to allow time for the preparation and filing of relevant patent applications. If the reviewing Party reasonably requests modifications to the disclosure, publication or presentation to prevent the disclosure of Confidential Information of the reviewing Party (other than the

[***] = Certain Confidential Information Omitted

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Results or Combined Therapy Study Data), the publishing Party shall edit such publication to prevent the disclosure of such information prior to submission of the disclosure, publication or presentation. In the event of a disagreement as to content, timing and/or venue or forum for any disclosure, publication or presentation of the Results, such dispute (a “Publication Dispute”) shall be referred to the Executive Officers (or their respective designees); provided that, in the absence of agreement after such good faith discussions, and upon expiration of the additional [***]-period, (A) academic collaborators or Study Sites engaged by the Recipient in connection with the performance of the Combined Therapy Clinical Trial may publish Combined Therapy Study Data obtained by such academic collaborator or Study Site solely to the extent that such ability to publish such Combined Therapy Study Data is set forth in an agreement between the Recipient and such academic collaborator or Study Site relating to the conduct of Combined Therapy Clinical Trial and (B) the publishing Party may proceed with the disclosure, publication or presentation provided that such disclosure, publication or presentation is consistent with its internal publication guidelines and customary industry practices for the publication of similar data and does not disclose the Confidential Information of the other Party (other than the Results or Combined Therapy Study Data). Authorship of any publication shall be determined based on the accepted standards used in peer-reviewed academic journals at the time of the proposed disclosure, publication or presentation. The Parties agree that they shall make reasonable efforts to prevent publication of a press release that could jeopardize the future publication of Study Data at a scientific conference or in a scientific journal but in no way will this or any other provision of this Agreement supersede the requirements of any Applicable Law or the rules or regulations of any securities exchange or listing entity on which a Party’s stock is listed (including any such rule or regulation that may require a Party to make public disclosures about interim results of the Combined Therapy Clinical Trial). Notwithstanding the foregoing, nothing herein shall prevent or restrict: (i) [***], or (ii) [***] respectively, to comply with requirements of Applicable Law, the rules or regulations of any securities exchange or listing entity on which its stock may be traded or pursuant to an order of a court or governmental entity to publicly disclose the existence of the Agreement and the Study Data, provided that [***], BMS and Recipient, respectively, will each use reasonable efforts to ensure it will only disclose the minimum amount of information necessary to achieve compliance and to ensure that it will provide the Recipient or BMS, respectively, with reasonable advance notice of such disclosure and the reason for the disclosure requirement.
(c)    The Recipient agrees to include in all press releases, presentations and publications it makes related to the Combined Therapy Clinical Trial specific mention, if applicable, of the BMS Study Drug and the support and involvement of BMS. BMS agrees to include in all press releases, presentations and publications it makes related to the Combined Therapy Clinical Trial specific mention, if applicable, of the Recipient Study Drug and the support and involvement of the Recipient.
9.6    Compliance with Sunshine Laws.
(a)    As and when applicable, each Party (as the “Reporting Party”) will report payments or other transfers of value (“POTV”) made by such Party or its contractor(s) related to the conduct of the Combined Therapy Clinical Trial and any applicable associated contractor engagements as required under the Sunshine Laws for the Combined Therapy Clinical Trial. For purposes of compliance with reporting obligations under Sunshine Laws with respect to this Agreement, as between the Parties, Recipient represents that it is not, as of the Effective Date, a manufacturer of any drug or biological that is approved for marketing in the United States by the FDA and the Parties acknowledge that, accordingly, Recipient is not as of Effective Date subject to reporting obligations under the Sunshine Laws in the United States. The Parties acknowledge that, as between the Parties, BMS may be required to report POTV made by the Parties or their respective contractor(s) related to the conduct of the Combined Therapy Clinical
[***] = Certain Confidential Information Omitted

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Trial and any applicable associated contractor engagements as required under the Sunshine Laws for the Combined Therapy Clinical Trial. BMS shall request delayed publication for any reported POTV for studies sponsored by the Recipient as permitted under the Sunshine Laws and if consistent with BMS’s normal business practices. In the event that the Recipient becomes responsible for reporting POTV for studies sponsored by it in a given country during the Term, the Recipient shall provide written notification to BMS and the Parties will meet to confer to discuss how they wish to handle reporting thereafter. Interpretation of the Sunshine Laws for purposes of reporting any POTV by a Party shall be in such Party’s sole discretion so long as the interpretation complies with Applicable Law.
(b)    The Recipient (i) will provide (to the extent in the possession of the Recipient), or will utilize Commercially Reasonable Efforts to obligate and ensure that each CRO and other applicable Third Party contractors for the Combined Therapy Clinical Trial provides, BMS with any information requested by BMS as BMS may reasonably determine is necessary for BMS to comply with its reporting obligations under Sunshine Laws (with such amounts paid to, or at the direction of, healthcare providers, teaching hospitals and/or any other persons for whom POTVs must be reported under Sunshine Laws to be reported to BMS within a reasonable time period specified by BMS), and (ii) will reasonably cooperate with, and will utilize Commercially Reasonable Efforts to obligate and ensure that each CRO and other applicable Third Party contractors for the Combined Therapy Clinical Trial reasonably cooperates with (i) above as and to the extent required for BMS to comply with such Sunshine Laws with respect to the Combined Therapy Clinical Trial. The form in which the Recipient provides any such information shall be mutually agreed but sufficient to enable BMS to comply with its reporting obligations and BMS may disclose any information that it believes is necessary to comply with Sunshine Laws. Without limiting the foregoing, BMS shall have the right to allocate POTVs in connection with this Agreement in any required reporting under Sunshine Laws in accordance with its normal business practices. These obligations shall survive the expiration and termination of this Agreement to the extent necessary for BMS to comply with Sunshine Laws. The Recipient shall not be required to provide any information to BMS that is subject to disclosure pursuant to the Recipient’s own obligations under the Sunshine Laws. BMS shall provide all cooperation and assistance reasonably requested by Recipient in connection with Recipient’s reporting of POTV under the Sunshine Laws as and when applicable to Recipient.
(c)    For purposes of this Section 9.6, “Sunshine Laws” shall mean Applicable Laws requiring collection, reporting and disclosure of POTVs to certain healthcare providers, entities and individuals. These Applicable Laws may include relevant provisions of the Patient Protection and Affordable Care Act of 2010 and implementing regulations thereunder.
9.7    Destruction of Confidential Information. Upon expiration or termination of the Agreement, the receiving Party shall, upon request by the other Party, immediately destroy or return all of the other Party’s Confidential Information relating solely to the other Party’s Compound as monotherapy (but not to the Combined Therapy or the Combined Therapy Study Data) in its possession; provided, however, that the receiving Party shall be entitled to retain one (1) copy of Confidential Information solely for record-keeping purposes, or as needed to exercise its surviving rights under this Agreement, and shall not be required to destroy any Confidential Information required, or reasonably necessary, to be retained for any clinical trial activities that continue after expiration or termination, or off-site computer files created during automatic system back up which are subsequently stored securely by the receiving Party.
9.8    Nonsolicitation of Employees. Each Party agrees that, during the conduct of the Combined Therapy Clinical Trial and for [***] thereafter, neither it nor any of its Affiliates shall recruit, solicit or induce any employee of the other Party directly involved in the development or other activities conducted by the other Party under this Agreement to terminate his or her employment with such other Party and become employed by or consult for such other Party, whether or not such employee is a full‑time employee of such other Party, and whether or not such employment is pursuant to a written agreement or is at‑will. For purposes of the foregoing, “recruit”, “solicit” or “induce” shall not be deemed
[***] = Certain Confidential Information Omitted

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to mean (a) circumstances where an employee of one Party initiates contact with the other Party or any of its Affiliates with regard to possible employment, or (b) general solicitations of employment not specifically targeted at employees of a Party or any of its Affiliates, including responses to general advertisements.
ARTICLE 10
REPRESENTATIONS AND WARRANTIES
10.1    Authority and Binding Agreement. Each Party represents and warrants to the other Party as of the Effective Date that (a) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, (b) it has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder, and (c) the Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms subject to bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium, and similar laws of general application affecting the enforcement of creditors’ rights generally, and subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief or specific performance, is in the discretion of the court.
10.2    No Conflicts. Each Party represents and warrants to the other Party as of the Effective Date that, to the best of its knowledge, it has not entered, and shall not enter, into any agreement with any Third Party that is in conflict with the rights granted to the other Party under this Agreement, and has not taken any action that would in any way prevent it from granting the rights granted to the other Party under this Agreement, or that would otherwise materially conflict with the rights granted to the other Party under this Agreement.
10.3    Litigation. Each Party represents and warrants to the other Party as of the Effective Date that, to the best of its knowledge, it is not aware of any pending or threatened litigation (and has not received any written communication) that alleges that its activities related to this Agreement have violated, or that by conducting the activities as contemplated in this Agreement it would violate, any of the intellectual property rights of any other Person (after giving effect to the license grants in this Agreement).
10.4    No Adverse Proceedings. Each Party represents and warrants to the other Party as of the Effective Date that, except as otherwise notified to the other Party, there is not pending or, to the knowledge of such Party, threatened, against such Party, any claim, suit, action or governmental proceeding that would, if adversely determined, materially impair the ability of such Party to perform its obligations under this Agreement.
10.5    Consents. Each Party represents and warrants to the other Party as of the Effective Date that, to the best of its knowledge, all necessary consents, approvals and authorizations of all regulatory and governmental authorities and other Persons (a) required to be obtained by such Party in connection with the execution and delivery of this Agreement have been obtained and (b) required to be obtained by such Party in connection with the performance of its obligations under this Agreement have been obtained or will be obtained prior to such performance.
10.6    No Debarment. Each Party hereby certifies to the other that it has not used, and will not use the services of any person disqualified, debarred, banned, subject to debarment or convicted of a crime for which a person could be debarred by the FDA under 21 U.S.C. 335a, as amended (or subject to a similar sanction of any other Regulatory Authority), in any capacity in connection with any of the services or work provided under the Combined Therapy Clinical Trial and that this certification may be relied upon in any applications to the FDA or any other Regulatory Authority. It is understood and agreed that this certification

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imposes a continuing obligation upon each Party to notify the other promptly of any change in the truth of this certification. Upon request by a Party, the other Party agrees to provide a list of persons used to perform the services or work provided under any activities conducted for or on behalf of such Party or any of its Affiliates pursuant to this Agreement who, within the five (5) years preceding the Effective Date, or subsequent to the Effective Date, were or are convicted of one of the criminal offenses required by 21 U.S.C. 335a, as amended, to be listed in any application for approval of an abbreviated application for drug approval.
10.7    Compliance with Applicable Law. Each Party represents and warrants to the other Party that it shall comply with all Applicable Law of the country or other jurisdiction, or any court or agency thereof, applicable to the performance of its activities hereunder or any obligation or transaction hereunder, including those pertaining to the production and handling of drug products, such as those set forth by the Regulatory Authorities, as applicable, and the applicable terms of this Agreement in the performance of its obligations hereunder.
10.8    Affiliates. Each Party represents and warrants to the other Party that, to the extent the intellectual property, Regulatory Documentation or Technology licensed by it hereunder are Controlled by its Affiliates or a Third Party, it has the right to use, and has the right to grant (sub)licenses to the other Party to use, such intellectual property, Regulatory Documentation or Technology in accordance with the terms of this Agreement.
10.9    Ethical Business Practices. Each Party represents and warrants to the other Party that neither it nor its Affiliates will make any payment, either directly or indirectly, of money or other assets, including the compensation such Party derives from this Agreement (collectively a “Payment”), to government or political party officials, officials of International Public Organizations, candidates for public office, or representatives of other businesses or persons acting on behalf of any of the foregoing (collectively “Officials”) where such Payment would constitute violation of any law, including the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq. In addition, regardless of legality, neither it nor its Affiliates will make any Payment either directly or indirectly to Officials if such Payment is for the purpose of improperly influencing decisions or actions with respect to the subject matter of this Agreement. All activities will be conducted in compliance with the U.S. False Claims Act and the U.S. Anti-Kickback Statute.
10.10    Single Agent Compound Safety Issues. Each Party represents and warrants as of the Effective Date that, to the best of its knowledge, it is not aware of any material safety or toxicity issue with respect to its Single Agent Compound that are not reflected in the investigator’s brochure for its Single Agent Compound existing as of the Effective Date.
10.11    Compliance with Licensor Agreements. Each Party will use, and will cause its Affiliates to use, Commercially Reasonable Efforts to comply with its obligations under any agreements entered into by it or its Affiliates with a Third Party under which it is licensed any intellectual property rights or confidential information relating to its Compound (and not to voluntarily terminate same) to the extent necessary for the Combined Therapy Clinical Trial to be conducted and completed in accordance with the terms of this Agreement and for the other Party to receive the rights and benefits provided to it under this Agreement.
10.12    BMS Drug Warranty. BMS represents and warrants that the BMS Study Drug manufactured and supplied hereunder shall, at the time of delivery: (a) comply with the specifications for such drug product (as set forth in the regulatory approvals for such product; (b) shall have been manufactured in accordance with all Applicable Laws; and (c) shall not be adulterated or misbranded as such terms are defined in accordance with Applicable Laws.

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10.13    DISCLAIMER OF WARRANTY. THE EXPRESS REPRESENTATIONS AND WARRANTIES STATED IN THIS ARTICLE 10 ARE IN LIEU OF, AND THE PARTIES DO HEREBY DISCLAIM, ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE, AND NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.
ARTICLE 11
INDEMNIFICATION
11.1    BMS Indemnification. BMS hereby agrees to defend, hold harmless and indemnify (collectively, “Indemnify”) the Recipient, its Affiliates, and its and their agents, directors, officers, employees and subcontractors (the “Recipient Indemnitees”) from and against any and all liabilities, judgments, expenses and/or losses, including reasonable legal expenses and attorneys’ fees (collectively “Losses”) resulting from Third Party suits, claims, actions and demands (each, a “Third Party Claim”) against a Recipient Indemnitee to the extent that they arise or result from (a) the negligence or intentional misconduct of any BMS Indemnitee or any (sub)licensee of BMS (or its Affiliate) conducting activities on behalf of BMS (or its Affiliate) under this Agreement, (b) any breach by BMS of any provision of this Agreement, (c) any injury to a subject in the Combined Therapy Clinical Trial to the extent attributable to the BMS Study Drug, or (d) the use by BMS, its Affiliates, contractors or (sub)licensees of Combined Therapy Study Data, BMS Study Data, BMS Study Inventions, BMS Study Patent Rights, Combined Therapy Inventions and Combined Therapy Patent Rights; but excluding, in each case ((a) through (d)), any such Losses to the extent arising or resulting from a cause or event for which the Recipient is obligated to Indemnify the BMS Indemnitees pursuant to Section 11.2.
11.2    Recipient Indemnification. The Recipient hereby agrees to Indemnify BMS, its Affiliates, and its and their agents, directors, officers, employees and subcontractors (the “BMS Indemnitees”) from and against any and all Losses resulting from Third Party Claims against a BMS Indemnitee to the extent that they arise or result from (a) the negligence or intentional misconduct of any Recipient Indemnitee or any (sub)licensee of the Recipient conducting activities on behalf of the Recipient under this Agreement, (b) any breach by the Recipient of any provision of this Agreement, (c) any injury to a subject in the Combined Therapy Clinical Trial (other than injury to the extent attributable to the BMS Study Drug), or (d) the use by the Recipient, its Affiliates, contractors or (sub)licensees of Combined Therapy Study Data, Recipient Study Data, Recipient Study Inventions, Recipient Study Patent Rights, Combined Therapy Inventions and Combined Therapy Patent Rights; but excluding, in each case ((a) through (d)), any such Losses or Third Party Claims to the extent arising or resulting from a cause or event for which BMS is obligated to Indemnify the Recipient Indemnitees pursuant to Section 11.1.
11.3    Indemnification Procedure. Each Party’s agreement to Indemnify the other Party is conditioned on the performance of the following by the Party seeking indemnification: (a) providing written notice to the Indemnifying Party of any Loss and/or Third Party Claim of the types set forth in Section 11.1 and 11.2 promptly, and in any event within [***], after the Party seeking indemnification has knowledge of such Loss and/or Third Party Claim; provided that, any delay in complying with the requirements of this clause (a) will only limit the Indemnifying Party’s obligation to the extent of the prejudice caused to the Indemnifying Party by such delay, (b) permitting the Indemnifying Party to assume full responsibility to investigate, prepare for and defend against any such Loss and/or Third Party Claim, (c) providing reasonable assistance to the Indemnifying Party, at the Indemnifying Party’s expense, in the investigation of, preparation for and defense of any Loss and/or Third Party Claim, and (d) not compromising or settling such Loss and/or Third Party Claim without the Indemnifying Party’s written consent, such consent not to be unreasonably withheld or delayed.
[***] = Certain Confidential Information Omitted

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11.4    Separate Defense of Claims. In the event that the Parties cannot agree as to the application of Sections 11.1 and/or 11.2 to any particular Loss or Third Party Claims, the Parties may conduct separate defenses of such Loss and Third Party Claim. Each Party further reserves the right to claim indemnity from the other in accordance with Sections 11.1 and/or 11.2 upon resolution of the underlying Third Party Claim, notwithstanding the provisions of Section 11.3(b).
11.5    Insurance. Each Party shall maintain commercially reasonable levels of insurance or other adequate and commercially reasonable forms of protection or self-insurance to satisfy its indemnification obligations under this Agreement. Each Party shall provide the other Party with written notice at least [***] prior to the cancellation, non-renewal or material change in such insurance or self-insurance which would materially adversely affect the rights of the other Party hereunder. The maintenance of any insurance shall not constitute any limit or restriction on damages available to a Party under this Agreement.
11.6    LIMITATION OF LIABILITY. EXCEPT FOR DAMAGES AVAILABLE FOR BREACH OF THE CONFIDENTIALITY OR NON-USE OBLIGATIONS IN ARTICLE 9, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT AND/OR SUCH PARTY’S PERFORMANCE HEREUNDER, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE CAUSE OF ACTION (WHETHER IN CONTRACT, TORT, BREACH OF WARRANTY OR OTHERWISE). NOTHING IN THIS SECTION 11.6 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF A PARTY UNDER SECTIONS 11.1 OR 11.2.

ARTICLE 12
TERM AND TERMINATION
12.1    Term. This Agreement shall be effective as of the Effective Date and shall continue in effect until expiration upon the completion of the Combined Therapy Clinical Trial by all centers participating in the Combined Therapy Clinical Trial, delivery of all Study Data, including all completed case report forms, all final analyses and all final clinical study reports contemplated by the Combined Therapy Clinical Trial to both Parties, and the completion of any statistical analyses and bioanalyses contemplated by the Protocol or otherwise agreed to by the Parties to be conducted under this Agreement, or until earlier termination pursuant to Sections 12.2, 12.3 or 12.4 or any other termination right expressly stated in this Agreement (such period, the “Term”).
12.2    Termination for Material Breach.
(a)    Notice and Cure Period. If a Party (the “Breaching Party”) is in material breach of its obligations under this Agreement, the other Party (the “Non-Breaching Party”) shall have the right to give the Breaching Party notice specifying in reasonable detail the nature of such material breach (a “Breach Notice”). The Breaching Party shall have a period of sixty (60) calendar days after receipt of such notice to cure such material breach (the “Cure Period”). For the avoidance of doubt, this provision is not intended to restrict in any way either Party’s right to notify the other Party of any other breach or to demand the cure of any other breach.
(b)    Termination Right. If a Breach Notice is given, the Non-Breaching Party giving such notice shall have the right to terminate this Agreement (except as otherwise provided below in this subsection (b)), upon written notice to the other Party given no later than six (6) months after the end of the applicable Cure Period, in the event that the Breaching Party has not cured the material breach that is the
[***] = Certain Confidential Information Omitted

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subject of the Breach Notice within the Cure Period, provided, however, that if such breach is capable of cure but cannot be cured using reasonable diligent efforts within the Cure Period, and the Breaching Party commences actions to cure such material breach within the Cure Period and thereafter diligently continue such actions, the Breaching Party shall have an additional sixty (60) calendar days to cure such breach (and such sixty (60) day period shall be deemed added to the Cure Period in such case. If a Breach Notice is given, and the alleged Breaching Party contests that the alleged material breach happened, and or that the breach has not been cured within the Cure Period, pursuant to the dispute resolution procedures under Section 13.3, then any termination by the Non-Breaching Party pursuant to the above shall not be effective unless and until a conclusion of the dispute resolution procedures in Section 13.3, as applicable, that results in a determination that there has been a material breach that was not cured within the Cure Period (which Cure Period shall be tolled for the period from notice of such dispute until resolution of such dispute pursuant to Section 13.3 or abandonment of such dispute by the disputing Party).
12.3    Termination for Bankruptcy. A Party may terminate this Agreement if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or for the appointment of a receiver or trustee of such other Party or of such other Party’s assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any bankruptcy proceeding, and such petition shall not be dismissed or stayed within ninety (90) calendar days after the filing thereof, or if the other Party will propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of its creditors.
12.4    Termination due to Material Safety Issue; Clinical Hold; Study Termination.
(a)    A Party shall have the right to terminate this Agreement immediately (but after meeting and discussing with the other Party in good faith as described in the following sentence) upon written notice if such Party reasonably deems it necessary in order to protect the safety, health or welfare of subjects enrolled in the Combined Therapy Clinical Trial due to the existence of a Material Safety Issue. In the event a Party believes that there is a Material Safety Issue and intends to effect a termination of the Agreement due to such Material Safety Issue, prior to such Party providing written notice of Termination, such Party shall give the other Party written notice of such Material Safety Issue and all material evidence for its belief of the existence thereof, and the members of each Party’s medical safety committee (or equivalent) and appropriate senior executives of each Party (with authority over the actions under this Agreement) shall, as soon as reasonably practicable, meet together and discuss in good faith the safety concerns raised by the Party and consider and discuss in good faith the input, questions and advice of the other Party. Should any dispute arise in such discussion, or should the Parties not agree on an appropriate resolution to the noticing Party’s safety concerns, the dispute resolution processes set forth in Section 13.3 shall not apply to such dispute or issues, and the noticing Party shall have the right, after conclusion of the meeting and discussions of the medical safety committees (or equivalent) and such executives, to issue a termination notice as provided above, and such termination of the Agreement shall take effect without the Parties first following the procedures set forth in Section 13.3.
(b)    If a Clinical Hold with respect to either the BMS Study Drug or the Recipient Study Drug should arise at any time after the Effective Date, the Parties will meet and discuss the basis for the Clinical Hold, how long the Clinical Hold is expected to last, and how they might address the issue that caused the clinical hold. If, after ninety (90) days of discussions following the Clinical Hold, either Party reasonably concludes that the issue adversely impacts the Combined Therapy Clinical Trial and is not solvable or that unacceptable and material additional costs/delays have been and/or will continue to be incurred in the conduct of the Combined Therapy Clinical Trial, then such Party may immediately terminate this Agreement.
(c)    Recipient shall have the right to terminate this Agreement upon written notice to

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BMS in the event that Recipient terminates the Combined Therapy Clinical Trial for any reason other than those described in Sections 12.4(a) or 12.4(b) above.
12.5    Effect of Termination. Upon expiration or termination of this Agreement, (a) the licenses granted in Sections 3.1 and 3.2 (and any sublicenses granted under Section 3.3) shall terminate except as otherwise expressly provided therein and further except as necessary to complete conduct of such Combined Therapy Clinical Trial as required under Applicable Law, and (b) the Parties shall use reasonable efforts to wind down activities under this Agreement in a reasonable manner and avoid incurring any additional expenditures or non-cancellable obligations; provided that, in the case of termination pursuant to Section 12.4, the Recipient may continue to dose subjects enrolled in the Combined Therapy Clinical Trial through completion of the Protocol if dosing is required by the applicable Regulatory Authority(ies) and/or Applicable Law. Any such wind-down activities will include the return to BMS, or destruction, of all BMS Study Drug provided to the Recipient and not consumed in the Combined Therapy Clinical Trial, except in the event that the Recipient terminates this Agreement pursuant to Section 12.2 or 12.3, in which case the Recipient shall continue to have the right to use any BMS Study Drug provided to Recipient for the conduct of the Combined Therapy Clinical Trial.
12.6    Survival. Termination or expiration of this Agreement shall not affect rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration of this Agreement. Provisions which by their terms expressly survive expiration or termination of this Agreement, along with the following Articles and Sections of this Agreement and all definitions relating thereto, shall survive any expiration or termination of this Agreement for any reason: Section 2.1(b), Section 2.4, Sections 3.1(b) and 3.2(b) (to the extent applicable to Rights of Cross-Reference and the clause (ii) licenses to market and promote), Section 4.5, Sections 5.1(e)-(h), Section 5.1(j), Section 5.1(k), Section 5.1(o), Article 6 (“Intellectual Property”), Article 7 (“Costs and Expenses), Article 8 (“Records and Study Data”), Article 9 (“Confidentiality”); Article 10 (“Representations and Warranties”), Article 11 (“Indemnification”), Section 12.5 (“Effect of Termination”), Section 12.6 (“Survival”), Section 13.1 (“Entire Agreement”), Section 13.2 (“Governing Law”), Section 13.3 (“Dispute Resolution”), Section 13.4 (“Injunctive Relief”), Section 13.6 (“Notices”), Section 13.7 (“No Waiver, Modifications”), Section 13.8 (“No Strict Construction”), Section 13.9 (“Independent Contractor”), Section 13.10 (“Assignment, Licenses”), Section 13.11 (“Headings”), Section 13.13 (“Severability”), Section 13.15 (“No Benefit to Third Parties”), and Section 13.16 (“Construction”).
ARTICLE 13
MISCELLANEOUS
13.1    Entire Agreement. The Parties acknowledge that this Agreement shall govern all activities of the Parties with respect to the Combined Therapy Clinical Trial from the Effective Date forward through the Term. This Agreement, including the Appendixes hereto, and together with the Supply and Quality Documentation, sets forth the complete, final and exclusive agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements and understandings between the Parties with respect to such subject matter. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to such subject matter other than as are set forth in this Agreement. All Exhibits attached hereto are incorporated herein as part of this Agreement.
13.2    Governing Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of New York, USA, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

BMS and Mirati Therapeutics – Clinical Trial Collaboration and Supply Agreement    Page 39 of 46

13.3    Dispute Resolution.
(a)    The Parties’ [***] shall attempt in good faith to resolve any dispute or concern that either Party may bring to the other Party’s attention.
(b)    In the event of any dispute, controversy, issue or claim arises between the Parties out of, relating to or in connection with any provision of this Agreement (each a “Dispute”), other than [***], then upon the request of either Party by written notice, the Parties shall refer such Dispute to the Executive Officers for discussion to seek to resolve the Dispute. This Agreement shall remain in effect during the pendency of any such Dispute and any discussions to resolve the Dispute and any dispute resolution actions under this Section 13.3. In the event that no resolution is made by the Executive Officers (or their designee) in good faith negotiations within [***] after such Dispute is referred to them, then (whether or not the Executive Officers actually engaged in discussions of the Dispute):
(i)    if such Dispute constitutes an Arbitration Matter, such Dispute shall be resolved through arbitration in accordance with the remainder of this Section 13.3; provided, however, that with respect to any such Dispute that relates to a matter described in Section 13.4, either Party shall have the right to seek an injunction or other equitable relief without waiting for the expiration of [***]-period;
(ii)    if such Dispute constitutes a [***], the specific dispute resolution processes contained in Section 9.5(b) will apply;
(iii)    if such Dispute regards the supply, quality or compliance with specifications of the Recipient Study Drug, the Dispute will be resolved by the Recipient; provided that (A) the Recipient shall have no authority to amend, change or waive compliance with this Agreement, which matters may be approved only by the written consent of both Parties, and (B) all determinations made by the Recipient shall be consistent with the terms of this Agreement.
(iv)    any disputes relating to the supply, quality or compliance with specifications of the BMS Study Drug shall be the responsibility of BMS; provided that (A) BMS shall have no authority to amend, change or waive compliance with this Agreement, which matters may be approved only by the written consent of both Parties, and (B) all determinations made by BMS shall be consistent with the terms of this Agreement.
(c)    If a Dispute that constitutes an Arbitration Matter remains unresolved [***] after such Dispute is referred to the Executive Officers as described above, either Party may refer the Dispute to arbitration as described herein. Any arbitration under this Section 13.3 shall be conducted under the auspices of the American Arbitration Association [***]. The fees and expenses of the arbitrators shall be borne [***]. Each Party shall bear the fees and expenses of its legal representation and of all its internal or external costs in conducting the arbitration. The arbitral tribunal shall not reallocate either the fees and expenses of the arbitrators or of the Parties’ legal representation. The arbitration shall be held in New York, New York, USA, which shall be the seat of the arbitration. The language of the arbitration shall be English. The arbitration shall be conducted according to the above Commercial Arbitration Rules then in effect.
13.4    Injunctive Relief. Notwithstanding anything herein to the contrary, a Party may seek an

[***] = Certain Confidential Information Omitted

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injunction or other injunctive relief from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss or damage on a provisional basis. For the avoidance of doubt, if either Party (a) discloses Confidential Information of the other Party other than as permitted under Article 9, (b) uses (in the case of the Recipient) the BMS Study Drug or BMS Technology or (in the case of BMS) the Recipient Study Drug or Recipient Technology in any manner other than as expressly permitted under this Agreement or (c) otherwise is in material breach of this Agreement and such material breach could cause immediate harm to the value of the Recipient Study Drug (if BMS is in material breach) or the BMS Study Drug (if the Recipient is in material breach), the other Party shall have the right to seek an injunction or other equitable relief precluding the other Party from continuing its activities related to the Combined Therapy Clinical Trial without waiting for the conclusion of the dispute resolution procedures under Section 13.3.
13.5    Force Majeure. A Party shall be excused from the performance of its applicable obligation(s) under this Agreement (other than the payment of monies owed to the other Party) to the extent that such performance is prevented by force majeure, and the non-performing Party promptly provides notice of the prevention to the other Party (including details of the force majeure) and uses reasonable efforts to avoid the effects of such force majeure and to perform the affected obligation(s) to the extent reasonably possible. Such excuse of performance shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition or otherwise perform the affected obligation(s). For purposes of this Agreement, “force majeure” shall mean acts of God, strikes or other concerted acts of workers, civil disturbances, fires, earthquakes, acts of terrorism, floods, explosions, riots, war, rebellion, sabotage or failure or default of public utilities or common carriers or similar conditions beyond the reasonable control of the applicable Party. For clarity, notwithstanding the existence of a force majeure impacting a Party’s performance hereunder, such Party shall continue performing all its other obligations hereunder, and the other Party shall be excused from performing such of its obligations under this Agreement that it cannot reasonably perform due to the non-performance by the Party due to such force majeure, until such Party completes performance of such obligations that are prevented by such force majeure. In addition, if a Party is excused under this Section 13.5 from performance of its obligation due to a force majeure, and such non-performance is of a material obligation and such non-performance continues for a period of [***], then the other Party may terminate this Agreement on written notice.
13.6    Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if such notice is timely and is: (a) mailed by first class certified or registered mail, postage prepaid, return receipt requested, (b) sent by express delivery service, or (c) personally delivered. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below.
For the Recipient:     [***]

With a copy to:    [***]

For BMS:	[***]

[***] = Certain Confidential Information Omitted

BMS and Mirati Therapeutics – Clinical Trial Collaboration and Supply Agreement    Page 41 of 46

[***]

With a copy to:     [***]

Any such communication shall be deemed to have been received when delivered. It is understood and agreed that this Section 13.6 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.
13.7    No Waiver; Modifications. It is agreed that no waiver by a Party of any breach or default of the other Party of any of its covenants or obligations under this Agreements shall be deemed a waiver as to any subsequent and/or similar breach or default by the other Party. To be binding on the Parties, all amendments or modifications to or of this Agreement must be by a written instrument that is duly executed by an authorized representative of each Party. No amendment or modification of the terms of this Agreement, or release or discharge of a Party’s obligation under this Agreement or breach thereof, shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.
13.8    No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either Party. No presumption as to construction of this Agreement shall apply against either Party with respect to any ambiguity in the wording of any provision(s) of this Agreement irrespective of which Party may be deemed to have authored the ambiguous provision(s).
13.9    Independent Contractor. The Parties are independent contractors of each other, and the relationship between the Parties hereunder shall not constitute a partnership, joint venture or agency. Neither Party shall be the agent of the other. Neither Party shall have any authority to act for, or on behalf of, the other Party in any matter, except as expressly authorized by the specific terms of this Agreement.
13.10    Assignment.
(a)     Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, such consent not to be unreasonably withheld, except that a Party may make such an assignment without the other Party’s consent (i) to an Affiliate, (ii) to a Third Party successor in interest that merges with, consolidates with or acquires substantially all of the assets or voting control of the assigning Party, or (iii) to a Third Party successor in interest that acquires all (or substantially all of) the rights of the assigning Party to the Recipient Study Drug, in the case of the Recipient, or the BMS Study Drug, in the case of BMS. If assigned or transferred to an Affiliate, the assigning/transferring Party shall remain jointly and severally responsible and liable with the assignee/transferee Affiliate for the assigned rights and/or obligations. If assigned to a Third Party, any permitted successor or assignee of rights and/or obligations hereunder shall, in a writing to the other Party, expressly assume performance of such rights and/or obligations. Any purported assignment or attempted assignment by any Party in violation of the terms of this Section 13.10 shall be null and void and of no legal effect.
(b)    If a Party grants a third party a license (other [***]) to develop and commercialize its Single Agent Compound on a worldwide basis or in any geographic region and/or for all purposes or a limited field (herein, a “Licensee”), such Party will [***]

[***] = Certain Confidential Information Omitted

BMS and Mirati Therapeutics – Clinical Trial Collaboration and Supply Agreement    Page 42 of 46

[***].
13.11    Headings. The captions to the several Sections and Articles hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.
13.12    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or electronic (e.g., pdf) signatures and such signatures shall be deemed to bind each Party hereto as if they were original signature.
13.13    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of a Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.
13.14    Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in order to perfect any license, assignment or other transfer or any properties or rights under, or pursuant, to this Agreement.
13.15    No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties, their respective Affiliates, and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other parties.
13.16    Construction.
(a)    General. Except as otherwise explicitly specified to the contrary, (i) references to a Section, Article or Exhibit means a Section or Article of, or Exhibit to, this Agreement and all subsections thereof, unless another agreement is specified, (ii) references to a particular statute or regulation include all rules and regulations promulgated thereunder and any successor statute, rules or regulations then in effect, in each case including the then-current amendments thereto, (iii) words in the singular or plural form include the plural and singular form, respectively, (iv) the terms “including,” “include(s),” “such as,” and “for example” used in this Agreement mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation”, (v) the words “hereof,” “herein,” “hereunder,” “hereby” and derivative or similar words refer to this Agreement, (vi) “or” is used in the conjunctive (“and/or”) unless the context requires otherwise, (vii) “will” and “shall” are synonyms, (viii) references to “(sub)licensees” means Third Party licensees or sublicensees of a Party or its Affiliate, and (ix) days means calendar days. No presumption as to construction of this Agreement shall apply against either Party with respect to any ambiguity in the wording of any provision(s) of this Agreement irrespective of which Party may be deemed to have authored the ambiguous provision(s).
(b)    No Response. Except as expressly set forth in this Agreement, where a provision of this Agreement provides for a Party to respond within a designated period following written notice from the other Party, and if such Party fails to respond, then the failure to respond shall not be deemed to create
[***] = Certain Confidential Information Omitted

BMS and Mirati Therapeutics – Clinical Trial Collaboration and Supply Agreement    Page 43 of 46

or imply: (i) that the non-responding Party agrees or disagrees with the proposed action to be taken by the other Party, (ii) any amendment, change or waiver of the terms of this Agreement, or (iii) any consent that an action proposed to be taken may be taken if it conflicts with the terms of this Agreement and/or waiver of any rights it may have to seek remedies at law or in equity for breach of this Agreement as a result of the action taken.
[Signature page follows]

BMS and Mirati Therapeutics – Clinical Trial Collaboration and Supply Agreement    Page 44 of 46

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Mirati Therapeutics, Inc.	Bristol-Myers Squibb Company
By: /s/ Dr. Charles Baum, M.D., Ph.D.	By: /s/ Fouad Namouni, M.D.
Name: Dr. Charles Baum, M.D., Ph.D.	Name: Fouad Namouni, M.D.
Title: President and Chief Executive Officer	Title: Head of Oncology Development
Date: January 3, 2019	Date: January 4, 2019

BMS and Mirati Therapeutics – Clinical Trial Collaboration and Supply Agreement    Page 45 of 46

Appendixes Index

Attached:
Appendix A:    BeiGene Territory
Appendix B:    Draft Protocol
Appendix C:     Press Release

BMS and Mirati Therapeutics – Clinical Trial Collaboration and Supply Agreement    Page 46 of 46

APPENDIX A
BEIGENE TERRITORY
[***]

People’s Republic of China [***]

[***] = Certain Confidential Information Omitted

[***]

Australia
New Zealand

[***] = Certain Confidential Information Omitted

APPENDIX B
[***]

[***] = Certain Confidential Information Omitted

APPENDIX C
PRESS RELEASE

See attached draft Press Release - Version Date: 02 January 2019

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT MARKED BY [***], HAS BEEN OMITTED BECAUSE MIRATI THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO MIRATI THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

SUPPLY/QUALITY ADDENDUM with Mirati Therapeutics

This Supply Addendum relates to the CLINCIAL TRIAL COLLABORATION AND SUPPLY AGREEMENT (the “Agreement) entered into effective as of January 3, 2019 by and between Bristol Myers Squibb (“BMS”) and Mirati Therapeutics, Inc. (“RECIPIENT”) The terms in this Supply/Quality Addendum with initial letters capitalized shall have the meaning set forth in the Agreement if not otherwise defined in this Supply/Quality Addendum.
BMS shall supply, free of charge, to the location(s) specified by RECIPIENT below, in sufficient quantity for subjects participating in the Combined Therapy Clinical Trial (specifically protocol 516-005, “A Randomized Phase 3 Study of Sitravatinib in Combination with Nivolumab Versus Docetaxel in Patients with Advanced Non-Squamous Non-Small Cell Lung Cancer with Disease Progression On or After Platinum-Based Chemotherapy in Combination with Checkpoint Inhibitor Therapy” referred to as the “STUDY”) at STUDY centers, based on the [***] below; provided that any request by RECIPIENT for nivolumab (“BMS STUDY DRUG”) in addition to the [***] below, will require prior written approval by the Parties, (which agreement can be effected by the Parties’ [***]), and [***].
Quality related provisions pertaining to the supply of the BMS STUDY DRUG are contained in Appendix 1 to this Supply Addendum.
Supply. BMS will provide commercially packaged and labeled BMS STUDY DRUG free of charge to RECIPIENT for subjects participating in the STUDY at STUDY centers.
BMS will supply BMS STUDY DRUG manufactured in accordance with GMP in:
Commercially labeled and packaged [***] mg vials of nivolumab
Shipment. Shipment of the BMS STUDY DRUG may require a lead time of [***] from the time of RECIPIENT’s order after the complete execution of the Agreement. BMS shall deliver to the RECIPIENT Vendor/Depot the quantity of BMS Study drug ordered by the delivery date specified in the applicable order if such delivery date is at least [***] after such order is placed and shall otherwise discuss with BMS [***].

[***] = Certain Confidential Information Omitted

Forecasting. RECIPIENT will provide BMS with a [***] forecast in advance of STUDY start up, and then provide BMS with an update of the [***] forecast each [***] thereafter.

Packaging and Labeling. BMS will provide US and EU commercially packaged/labeled material in accordance with the terms outlined in the Drug Responsibility Matrix below. BMS will bear the costs that it incurs in its performance under the Agreement of the [***] activities assigned to BMS under the Drug Responsibility Matrix. RECIPIENT will bear the costs that it incurs in its performance under the Agreement of the [***] assigned to RECIPIENT under the Drug Responsibility Matrix.

Storage of BMS STUDY DRUG prior to Shipment. BMS shall store and maintain BMS STUDY DRUG prior to shipment to RECIPIENT in accordance with GMP.

Site/Local Depot Specific Drug Orders. RECIPIENT will be responsible for processing all BMS STUDY DRUG shipment orders in a timely fashion as needed at the study centers or local depots after delivery to the RECIPIENT Depot(s)/Vendor(s) listed below.

Shipping and Distribution. BMS is responsible for shipments to RECIPIENT Depot(s)/vendor(s) at the addresses for it set forth below from BMS vendor facilities in accordance with GDP. RECIPIENT will be responsible for shipments to STUDY centers or local depots.

Customs. BMS shall obtain at its own risk and expense any export license or other official authorization and customs formalities necessary for the export of goods from BMS’ warehouse/facilities/vendor. BMS shall be responsible for all applicable import taxes and duties related to shipment of BMS STUDY DRUG.

Delivery Schedule. Below is the initial estimate of total BMS STUDY DRUG required from BMS. If RECIPIENT wishes to obtain additional quantities, it shall provide BMS at least [***] advanced written notice, and such request will be mutually agreed upon via [***].

[***] study FPFV date: [***]
[***] Schedule of Deliveries:

Delivery Date	Product	Quantity of Vials	Source of Commercial Product
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***] = Certain Confidential Information Omitted

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

RECIPIENT’s depot(s)/vendor(s) contact information:

Vendor Name (US): [***]

Vendor Name (EU): [***]

[***] = Certain Confidential Information Omitted

Countries in which STUDY will occur:

[***]

Drug Responsibility Matrix
[***]

[***] = Certain Confidential Information Omitted

DRUG SUPPLY CONTACTS
CONTACTS FOR MIRATI-SPONSORED CLINICAL TRIAL

BMS Contacts
Contact for Drug Supply	[***]

Mirati Therapeutics Inc. Contacts
Contact for Drug Supply	[***]

[***] = Certain Confidential Information Omitted

APPENDIX 1:
Quality Appendix

[***]

[***] = Certain Confidential Information Omitted

APPROVALS:
Mirati Therapeutics Inc
/s/ Sanjeev Sharma     March 14, 2019
Sanjeev Sharma    Date
Senior Vice President
CMC & Product Development
/s/ Christine Cuellar    March 14, 2019
Christine Cuellar    Date
Director
Quality Assurance
BMS
/s/ Janice Salmon     March 19, 2019
Janice Salmon                  Date
Site Quality Director
Product Development & Clinical Supply Quality
/s/ Douglas Baylis    March 19, 2019
Douglas Baylis             Date
Senior Drug Supply Manager
Clinical Supply Services

History

Version Number	Comment	Issue Date
1	Original Agreement	See signature page for last approval date*